Exhibit 10.2

LEASE

BY AND BETWEEN

80 WILSHIRE BLVD. L.P., LANDLORD

AND

PHARMAPACKS, LLC, TENANT

FOR THE PREMISES KNOWN AS

80 WILSHIRE BOULEVARD

EDGEWOOD, NEW YORK

TABLE OF CONTENTS

Section Number	Title	Page Number
1	Premises	1
2	Term	1
3	Annual Fixed Rental Rate	3
4	Taxes	9
5	Work	12
6	Delivery of Possession	13
7	Tenant's Uses	15
8	Insurance	17
9	Destruction	22
10	Repairs, Maintenance and Alterations	23
11	Covenant against Lien	25
12	Condemnation	26
13	Access to Premises	26
14	Assignment and Subletting	27
15	Tenant's Additional Agreement	31
16	Interest Rate	33
17	Easement for Pipes	34
18	Utilities	34
19	Signs	35
20	Not used	36
21	Non-Liability of Landlord	36
22	Indemnity	37
23	Right to Cure Defaults	39
24	Bankruptcy - Insolvency	40
25	Default	40
26	Subordination	43
27	Surrender of Premises	44
28	Right of Redemption	44
29	Effect of Unavoidable Delays	44
30	Consents	45
31	Security	46
32	Tenant's Certificate	47
33	Waiver of Trial By Jury	48
34	Quiet Enjoyment	49
35	Sole Broker	49
36	Attorney's Fees	49
37	Pollution and Hazardous Waste	50
38	Surface and Subsurface Sampling	53
39	Adjacent Excavation-Shoring	54
40	Definition and Liability of Landlord	54
41	Relationship of Parties	55
42	Notices	55
43	Waiver	56
44	Miscellaneous Definitions	57

-i-

45	Expiration of Lease	57
46	Understanding	58
47	Jurisdiction	58
48	Exhibits	58
49	Authority	59
50	Entire Agreement	59
51	Town of Islip Industrial Development Agency	60

-ii-

THIS INDENTURE OF LEASE (the “Lease”), dated as of the 13th  day of March, 2020, between 80 Wilshire Blvd. L.P., a New York limited partnership having an office at 1 Executive Drive, Edgewood, New York 11717 (hereafter referred to as “Landlord”) and Pharmapacks, LLC, a New York limited liability company, with an address at 1516 Motor Parkway, Islandia, New York 11749 (hereafter referred to as “Tenant”).

W I T N E S S E T H:

Landlord and Tenant agree with each other as follows:

SECTION 1: PREMISES:

Landlord hereby leases unto Tenant and Tenant hereby hires from Landlord the premises as more particularly cross-hatched on Exhibit “A”, known as 80 Wilshire Boulevard, Edgewood, New York. Tenant confirms, acknowledges and agrees that the Premises is leased to Tenant subject to an access agreement/easement through and over those areas as highlighted in green on Exhibit “A” attached hereto, to provide ingress and egress to and for the benefit of, and parking for and for the benefit of, the building located west of the premises, to be known as 90 Wilshire Boulevard, Edgewood, New York. Tenant further consents to Landlord’s recording of such access/easement in the Suffolk County clerk’s office against the Premises and 90 Wilshire Boulevard, Edgewood, New York.(Said premises together with the building thereon sometimes referred to as the “Premises” or “Demised Premises”). The parties stipulate and agree that the building on the Premises consists of approximately 231,000 rentable square feet, in the aggregate.

SECTION 2: TERM:

A.To have and to hold the Premises for a term of ten (10) years, commencing on the “Commencement Date” (as hereinafter defined), and ending on the last day of the month first occurring ten (10) years after the Commencement Date, both dates inclusive, unless such term shall cease or sooner expire as hereinafter provided. The Commencement Date is currently anticipated to occur on or about July 1, 2020, Landlord and Tenant agree to confirm in writing the actual commencement and termination dates of the term of this Lease within five (5) days of a request from Landlord. Tenant’s failure to so confirm the term of this Lease as required shall be deemed an agreement by Tenant that the term of this Lease is as set forth in Landlord’s request.

B.Nothing contained in this Lease shall be construed to prohibit Landlord from placing any mortgage or mortgages against the Premises to which this Lease shall be subject and subordinate to, in accordance with the provisions herein set forth but at all times subject to the SNDA (as hereinafter defined) described in Section 26 of this Lease.

C.This Lease is subject to:

(1)the same estates, interests, matters and defects in title, if any, and such covenants, declarations, easements, restrictions, and utility easements as are of record, or which the Landlord may reasonably impose, either prior to, or subsequent to, the commencement date of this Lease, including said covenants and declarations substantially in the form attached hereto as Exhibit “C” dated December 29, 1983, and recorded on February 16, 1984, in Liber 9514, cp 74, and Exhibit “D”, dated June 1, 1984, and recorded on July 13, 1984, in Liber 9599, cp 331, and restated September 1, 1985, and Declaration of Covenants and Restrictions, dated November 20, 2003, and recorded on December 29, 2003 in Liber 12292, cp 397, provided, however with respect to any covenants, declarations, easements, restrictions as may be imposed after execution of this Lease, provided same do not materially interfere with Tenant’s use and occupancy of the Premises.

(2)the right of Landlord to grant easements to utility and other companies for service to the Premises provided same do not materially interfere with Tenant’s use and occupancy of the Premises.

D.This Lease, and/or any memorandum thereof, shall not be recorded by Tenant, or any person(s) or entity(s) claiming under or through Tenant.

E.Notwithstanding anything to the contrary contained in this Lease, Landlord shall provide Tenant and its qualified representatives with access to the Premises (the “Early Access”) prior to the Commencement Date and during the performance of the Landlord’s Work (as hereinafter defined), so that Tenant may set up its business operations within the Premises prior to the Commencement Date, including, without limitation, Tenant’s security systems, racking, layout, improvements, wiring and cabling. Landlord and Tenant shall cooperate with each other and their architects and/or engineers in order to coordinate the performance of Tenant’s improvements with the performance of the Landlord’s Work. In exercising such privilege of early access, Tenant shall provide Landlord with appropriate evidence of all liability insurance coverage required hereunder, and Tenant’s indemnification obligations pursuant to the terms of this Lease shall be in full force and effect, and the terms of Section 11 of the Lease shall be in full force and effect, and Tenant shall use commercially reasonable efforts to ensure that its representatives do not create any material interference with the

Landlord’s Work performed in the Premises by Landlord. If, at any time during Tenant’s Early Access, Tenant’s work shall damage, delay or interfere with the completion or prosecution of Landlord’s Work, or cause a labor stoppage or any other labor action, or create a dangerous or hazardous condition at the Premises, Tenant shall immediately cease and desist its work and remove all the interference and its workers and/or contractors, etc., and/or items creating a hazardous or dangerous condition, as the case may be, until the problem abates, or its corrected, or until such time as Landlord’s Work at the Premises is complete, as the case may be, in any instance without any liability whatsoever of Landlord to Tenant. Landlord shall not be responsible for any damage, destruction or theft of any of Tenant’s installations and/or property installed in or left in, upon, on, or at the Premises and Tenant hereby releases Landlord from any and all such liability in connection with the same. All such work to be done at Tenant’s sole and exclusive risk. Tenant may not transact business at the Premises during such Early Access. If Tenant transacts business at the Premises the Commencement Date of this Lease shall immediately occur. Tenant shall not be required to pay any Base Rent or additional rent during such Early Access.

F.Notwithstanding anything to the contrary contained in this Lease, in the event the Commencement Date has not occurred by November 1, 2020 (the “Termination Deadline”), which Termination Date shall be extended in accordance with Section 29 of this Lease, and provided that such failure is not attributable to Tenant Delays (as hereinafter defined), and provided Tenant has not transacted business at the Premises, then Tenant shall have the right to terminate this Lease, at any time thereafter until such time as the Commencement Date actually occurs, upon written notice to Landlord. If Tenant delivers a termination notice as provided herein, (1) this Lease shall immediately terminate, Landlord shall return to Tenant any Rent previously deposited by Tenant, and neither party shall have any further obligation or liability to the other hereunder and (2) Tenant shall thereafter have ten (10) days from the date of its delivery of such written notice to remove any and all personal property, fixtures and/or improvements installed in the Premises by Tenant during the Early Access and repair and restore any damage caused by such placement or removal, and upon such removal, restoration and repair, Landlord shall return Tenant’s security deposit to Tenant.

SECTION 3: ANNUAL FIXED RENTAL RATE:

A.(1)Annual Fixed Rate: Tenant covenants and agrees to pay Landlord, in lawful money of the United States, at the office of Landlord, or at such place as Landlord may designate, without previous demand therefor, and without any setoff or deduction whatsoever, annual base rental (“Base Rent”), payable in equal monthly installments, in advance, on the first day of each and every calendar month for each and every year of the term of this Lease, or any extension thereof, as follows:

(i)

For the first Lease Year (for the purposes hereof, “Lease Year” shall be defined as twelve (12) consecutive calendar months, the first Lease Year commencing on the Commencement Date), Base Rent shall be two million seven hundred seventy-two thousand and 00/100 ($2,772,000.00) dollars, payable two hundred thirty-one thousand and 00/100 ($231,000.00) dollars monthly.

(ii)

For the second Lease Year Base Rent shall be two million eight hundred fifty-five thousand one hundred sixty and 00/100 ($2,855,160.00) dollars, payable two hundred thirty-seven thousand nine hundred thirty and 00/100 ($237,930.00) dollars monthly.

(iii)

For the third Lease Year Base Rent shall be two million nine hundred forty thousand eight hundred fourteen and 80/100 ($2,940,814.80) dollars, payable two hundred forty-five thousand sixty-seven and 90/100 ($245,067.90) dollars monthly.

(iv)

For the fourth Lease Year Base Rent shall be three million twenty-nine thousand thirty-nine and 24/100 ($3,029,039.24) dollars, payable two hundred fifty-two thousand four hundred nineteen and 94/100 ($252,419.94) dollars monthly.

(v)

For the fifth Lease Year Base Rent shall be three million one hundred nineteen thousand nine hundred ten and 42/100 ($3,119,910.42) dollars, payable two hundred fifty-nine thousand nine hundred ninety-two and 54/100 ($259,992.54) dollars monthly.

(vi)

For the sixth Lease Year Base Rent shall be three million two hundred thirteen thousand five hundred seven and 73/100 ($3,213,507.73) dollars, payable two hundred sixty-seven thousand seven hundred ninety-two and 31/100 ($267,792.31) dollars monthly.

(vii)	For the seventh Lease Year Base Rent shall be three

million three hundred nine thousand nine hundred twelve and 97/100 ($3,309,912.97) dollars, payable two hundred seventy-five thousand eight hundred twenty-six and 08/100 ($275,826.08) dollars monthly.

(viii)

For the eighth Lease Year Base Rent shall be three million four hundred nine thousand two hundred ten and 35/100 ($3,409,210.35) dollars, payable two hundred eighty-four thousand one hundred and 86/100 ($284,100.86) dollars monthly.

(ix)

For the ninth Lease Year Base Rent shall be three million five hundred eleven thousand four hundred eighty-six and 67/100 ($3,511,486.67) dollars, payable two hundred ninety-two thousand six hundred twenty-three and 89/100 ($292,623.89) dollars monthly.

(x)

For the tenth Lease Year Base Rent shall be three million six hundred sixteen thousand eight hundred thirty-one and 27/100 ($3,616,831.27) dollars, payable three hundred one thousand four hundred two and 61/100 ($301,402.61) dollars monthly.

(xi)

For the period from the first day after the last day of tenth Lease Year through the last day of the month first occurring thereafter base rent shall be payable three hundred one thousand four hundred two and 61/100 ($301,402.61) dollars monthly.

For the purposes hereof, the Commencement Date shall be that date which is the date which is the earlier to occur of: (i) the date Tenant occupies the Premises, or any part thereof, for business purposes (as opposed to Early Access); or (ii) the date that Landlord’s Work at the Premises, in accordance with subparagraph A of Section 5 of this Lease, is substantially complete (as hereinafter defined), whether or not Tenant occupies the Premises. For purposes of this Lease, the terms “substantial completion” and “substantially complete” shall mean when (A) Landlord’s Work is completed to the extent that the Premises may be occupied by Tenant for its permitted use, subject only to completion of minor finishing, adjustments or other minor construction aspects and (B) delivery by Landlord to Tenant of full possession of the Premises.

Notwithstanding the foregoing, in the event Landlord is unable to substantially complete the Premises by reason of delays caused solely by Tenant’s acts, or omissions, or those of Tenant’s agents, contractors, servants, officers, employees and the like (“Tenant Delays”) the Premises shall be deemed to be substantially complete on the day they would have been substantially complete but for Tenant Delays.

Tenant agrees that Base Rent for the first month of the Lease shall be due and payable to Landlord upon the execution of this agreement. Said annual base rental shall be in addition to all other payments to be made by Tenant as hereinafter provided.

(2)

All monthly rental payments shall be paid in advance on the first day of each and every calendar month included within said periods. Any monthly installments of Base Rent not paid within ten (10) days of the due date shall be subject to a one-time late payment and administrative charge of five (5%) percent of the total amount due for each instance that a monthly installment of Base Rent is not timely made. Tenant agrees that the late payment and administrative charge imposed is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of rent to Landlord by Tenant. Tenant further agrees that the late payment and administrative charge assessed pursuant to this Lease is not interest, and the late payment and administrative charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. All other payments becoming due hereunder and not paid within applicable notice and cure periods provided herein shall bear interest, as defined in Section 16 hereof, from and after the first calendar day when the same shall be due and payable. Such late payment and administrative charge shall be due as additional rent, and shall be in addition to all of Landlord’s other rights and remedies hereunder, in the event of Tenant’s default. Acceptance of such late payment and administrative charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event any check delivered by Tenant to Landlord is returned uncollected, for insufficient funds, or for any like reason, then, in addition to any and all other rights and remedies available to Landlord hereunder, Tenant shall pay to Landlord, as additional rent, a fee of $20.00 per check to compensate Landlord for the additional administrative cost and expense incurred by Landlord by reason of such check.

(3)

All costs and expenses which Tenant assumes or agrees to pay pursuant to this Lease shall at Landlord’s election be treated as additional rent and, in the event of nonpayment, Landlord shall have all the rights and remedies herein provided for in the case of nonpayment of rent or of a breach of condition. If Tenant shall default in making any payment required to be made by Tenant (other than the payment of Base Rent required by Section “3” of this Lease) or shall default in performing any term, covenant or condition of this Lease on the part of Tenant to be performed which shall involve the expenditure of money by Tenant, in either event, beyond applicable notice and cure periods provided herein, Landlord, at Landlord’s option may, but shall not be obligated to, make such payment on behalf of Tenant, or expend such sum as may be reasonably necessary to perform and fulfill such term, covenant or condition and any and all sums so expended by Landlord, with interest thereon as defined in Section 16, from the date of such expenditure, shall be deemed to be additional rent, in addition to the Base Rent, and shall be repaid by Tenant to Landlord, within thirty (30) days’ of written demand therefor, but no such payment or expenditure by Landlord shall be deemed a waiver of Tenant’s default or shall it affect any other remedy of Landlord by reason of such default.

(4)

It is fully understood and Landlord and Tenant agree that this is a “net, net, net lease”, and Tenant is to be fully responsible, liable and is to pay for all taxes, fees, expenses, assessments, insurance, repairs, both interior and exterior, nonstructural, ordinary or extraordinary, foreseen and unforeseen and any other charges for the Premises, except to the extent otherwise set forth in this Lease and Landlord shall be indemnified and saved harmless by Tenant from and against all costs and expenses arising from nonpayment of or noncompliance with the same. Landlord is to be responsible for all costs and expenses of all “Structural Repairs” required during the term of this Lease, except “Structural Repairs” necessitated by the negligent, grossly negligent or willful acts of Tenant, its employees, officers, agents, servants, and the like. “Structural Repairs” are defined as repair to exterior walls, foundation, and window frames.

Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant shall be entitled to the benefit of any and all warranties in place with respect to the Building and/or the improvements installed by or on behalf of Landlord in or around the Building (including, without limitation, the roof) and, to the extent assignable, Landlord shall assign such warranties to Tenant. Additionally, Landlord warrants that the structure, mechanical systems and Building systems installed by Landlord serving the Premises shall be free from defects for the greater of one (1) year or the term of the actual third-party warranties in place with respect to same.

During the first year only of the term of this Lease Landlord shall make repairs to the roof not necessitated by the willful, grossly negligent or negligent acts of omission or commission of Tenant, its employees, agents, invitees, licensees, contractors and the like, necessitated by Tenant’s air conditioning and heating installed on the roof of the Premises. Thereafter, during the remainder of the term of this Lease, and for so long as Tenant occupies the Premises, Tenant shall at its sole cost and expense, be responsible for and shall make all roof repairs: (i) necessitated by the willful, grossly negligent and/or negligent acts of omission or commission of Tenant, its employees, officers, agents, invitees, licensees, servants, contractors, and the like; (ii) necessitated by Tenant’s air conditioning and heating installed on the roof of the Premises, or (iii) the cost of which do not exceed $1,000.00 per Lease Year on a cumulative basis.  In the event during the remainder of the term of this Lease a repair which is not necessitated by (i) or (ii) above and the cost of which exceeds $1,000.00 per Lease Year on a cumulative basis, or, if added to previous repairs not necessitated by (i) or (ii) above during such Lease Year will exceed $1,000.00 per Lease Year on a cumulative basis, Tenant shall be responsible for the first $1,000.00 of said repair per Lease Year on a cumulative basis, or the amount of the repair which, when added to the previous repairs during such Lease Year not caused by (i) or (ii) above, up to $1,000.00 per Lease Year on a cumulative basis, and Landlord shall be responsible for the amount of the repair which exceeds $1,000.00 per Lease Year on a cumulative basis, or the repairs during such Lease Year which exceed $1,000.00 per Lease Year on a cumulative basis, provided Tenant forwards to Landlord a check in the amount of $1,000.00 per Lease Year on a cumulative basis, or a check in such amount that when added to the previous repairs during such Lease Year will equal $1,000.00 per Lease Year on a cumulative basis, along with a true, complete and correct estimate for the repair which evidences a roof repair the cost of which exceeds $1,000.00 per Lease Year on a cumulative basis, or the cost of which when added to paid bills forwarded for repairs during such Lease Year exceeds $1,000.00 per Lease Year on a cumulative basis, with a request to make a roof repair. Landlord shall then have the option of authorizing the repair to be done by Tenant’s contractor, or otherwise repairing the roof, in either instance at Landlord’s expense. Tenant, at Tenant’s sole cost and expense, shall make all roof repairs as required by (i) and (ii) above.

B.Tenant also covenants and agrees to pay, as additional rent, so long as Landlord has provided at least thirty (30) days prior notice of such date (unless Tenant is receiving bills directly from the provider)prior to the date the same shall be due without penalty, any sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed, or a lien upon the Premises pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage connection or system.

Tenant shall be responsible for the charges set forth in this paragraph B assessed during the term of this Lease, or any extension thereof, whether or not the same are billed during the term. Such charges shall be prorated for any partial Lease Years. Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.

Tenant covenants and agrees that the WASTE SHALL BE LIMITED ONLY TO NORMAL LAVATORY WATER AND WASTE BUT SHALL EXPRESSLY EXCLUDE ALL INDUSTRIAL WATER AND WASTE. Tenant’s failure to abide by this covenant shall be a default under this Lease.

SECTION 4: TAXES:

(1)

Tenant covenants and agrees to bear, pay and discharge any and all Real Estate Taxes (as hereafter defined) or PILOT Payments (as applicable) imposed, assessed or levied against the Premises, both land and building, during the term of this Lease, or any extension thereof, whether or not billed prior to the end of the term of this Lease. Tenant’s obligation hereunder shall survive the expiration or sooner termination of this Lease.

All Real Estate Taxes or PILOT Payments (as applicable) shall be due and payable, as additional rent, on a semiannual basis, thirty (30) days prior to the date Landlord is required to make said tax payment(s) to the taxing authority, without penalty, or at Landlord’s election, on a monthly basis, along with each payment of Base Rent, in accordance with the procedure set forth below.

Landlord shall reasonably estimate the annual Real Estate Taxes and one-twelfth (1/12th) of the amount so estimated shall be due with each payment of Base Rent. Within one hundred twenty days after the end of the fiscal year, Landlord shall furnish Tenant with a statement which provides the actual Real Estate Taxes for the prior fiscal year. Thereupon an adjustment shall be made between Landlord and Tenant, with payment to Landlord, as additional rent, of any amounts due Landlord but not yet paid, or provided Tenant is not in default under the terms of this Lease reimbursement to Tenant for any amounts overpaid by Tenant. Estimated payments for each succeeding year shall be based upon the prior year’s payments. It is agreed that the intent of this paragraph is that Tenant shall have made tax payments to Landlord totalling the full amount due, prior to the date Real Estate Taxes are payable to the taxing authority.

Real Estate Taxes for partial Lease Years shall be pro-rated.

Tenant’s failure to make any Real Estate Tax payment as in this Lease provided within applicable notice and cure periods shall be a default under this Lease. In the event Tenant fails to make the payment(s) as required above, Landlord shall be entitled to interest, at the rate set forth in Section 16 hereof, on all sums due, from the date payment was due, until payment in full to Landlord, in addition to all other remedies available to Landlord for nonpayment of Base Rent. Tenant shall also be responsible for the payment of all interest, fines, late fees and penalties directly caused by reason of said non-payment by Tenant.

(2)

“Real Estate Taxes” shall mean, without duplication of any taxes that may be due under Section 3B above the sum of all taxes, real estate and real property taxes, assessments, special assessments, impositions, levies, including, but not limited to, town taxes, village taxes, school taxes, county taxes, Payments In Lieu of Taxes, etc., whether general, special, ordinary or extraordinary, foreseen or unforeseen, imposed, assessed or levied against or upon the Premises, land and building, and any rights or interests appurtenant to either, by Federal, State or local governmental authority, or any other taxing authority having jurisdiction thereover. Real Estate Taxes shall also include any taxes which may be assessed, levied or imposed in lieu of, in substitution for, or in addition or supplementary to such taxes. Real

Estate Taxes shall also include all reasonable, out-of-pocket fees and expenses associated with the successful institution, prosecution, conduct and maintenance of any negotiations, protests, certioraris, settlements, actions or proceedings with respect to Real Estate Taxes or assessments and any taxes attributable to improvements of whatever kind and to whom belonging, situated or installed in or upon the Premises, whether or not affixed to the realty. If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of, as an addition to, or as a substitute for the whole or any part of the taxes, assessments, levies, impositions, or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed, or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Premises and imposed upon Landlord, or (iii) a license fee or charge measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof. In no event shall “Real Estate Taxes” include federal, state or local income taxes; franchise, gift, transfer, excise, capital stock, estate or inheritance taxes; penalties and/or interest for late payments, other than caused directly by Tenant’s failure to timely pay the Real Estate Taxes.

(3)

Either party to this Lease shall promptly notify the other in writing of any change in the assessed value of the Premises of which the Landlord or Tenant is or becomes aware, in order to permit a timely contest of such change. Tenant shall have the right to initiate and prosecute, at its own cost and expense, including, but not limited to counsel fees, in Landlord’s name, proceedings to reduce assessments for Real Estate Taxes. Prior to initiating any such proceeding, Tenant shall give Landlord notice of its intention to initiate the same not less than (a) thirty (30) days prior to initiation or (b) such number of days (plus ten (10)days) as will permit the timely initiation of such a proceeding, whichever is less. Following such notice and within the notice period set forth in the preceding sentence, Landlord shall notify Tenant in writing, of its election to initiate such proceeding itself, or authorize

Tenant to prosecute such proceeding in the Landlord’s name. Landlord shall have the right to initiate such proceedings in the event Tenant elects not to initiate the same or fails to timely notify Landlord. In the event either party elects to initiate any proceeding to reduce assessments of Real Estate Taxes and in the further event that either party receives any Real Estate Tax refund or refunds as a result thereof, such refund shall be payable to Landlord. Provided Tenant is not in default under the terms and conditions of this Lease, Landlord shall pay over to Tenant any such Real Estate Tax refunds, less counsel fees and/or other expenses relating to such proceeding, to the extent that such refunds relate to Real Estate Taxes theretofore paid by Tenant to Landlord, pursuant to this Section 4. In any event, Tenant agrees that it will not stipulate or settle any proceeding initiated by it unless the terms of such stipulation or settlement are approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

SECTION 5: WORK:

A.As a one-time, non-recurring obligation, Landlord agrees to: (i)  complete the shell of the building; (ii) pave and stripe the parking area, (iii) construct up to twelve thousand square feet of Landlord’s standard office; (iv) install heat in entire building, and (v) install an ESFR fire sprinkler system in the building, including pump therefor (the foregoing, the “Landlord’s Work”).

Tenant agrees to pay the entire cost and expense of the installation of air conditioning in the warehouse area (including electric, plumbing, piping and additional steel required for such installation). Upon installation said air conditioning shall remain with and not be removed from the building.

B.Tenant acknowledges and agrees that, except for the “Landlord’s Work” as set forth in paragraph A of this Section 5, Landlord has not offered to do, and shall not do or have any obligation to do, any work, alterations, improvements, decorations, additions, repairs, changes, etc., at, or to the Premises to make the same ready for Tenant’s occupancy. Subject to Landlord’s Work as set forth in paragraph A of this section 5, Tenant hereby accepts the Premises in “as-is” condition.

C.If Landlord is unable to give possession of the Premises on the date of commencement of the term hereof, because the Premises has not been substantially completed to make the Premises ready for occupancy or if Landlord has not completed any work required to be performed by Landlord, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date (except that Tenant shall have the right to terminate in accordance with Section 2F of this Lease)and the validity of the Lease shall not be impaired under such circumstances but, provided Tenant has not transacted business at the Premises, the Commencement Date shall be postponed and the payable hereunder shall be abated (provided Tenant is not responsible for Landlord’s inability to complete any work required) until after Landlord shall have given Tenant notice that the Premises are substantially completed. The provisions of this Section are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

D.Improvements to be paid by Tenant: If, during the construction of the Premises, Tenant wishes to substitute any materials or alter any work to be done by Landlord, a “change-order” shall be issued by Landlord indicating such change or substitution and the cost that will be incurred by Tenant by reason thereof. Landlord shall be authorized to undertake such change or substitution only if Tenant approves such “change-order” in writing. In such event, the additional cost as set forth on each “change-order” shall be paid for in each case by Tenant one-half (1/2) upon execution of the “change-order” and the balance in accordance with the progress of the work set forth in the “change-order”. In the event Tenant fails to make the payments as in this paragraph provided Landlord shall be entitled to all remedies available in the event of nonpayment of Base Rent, including a late payment and administrative charge and interest as set forth in Section 16.

SECTION 6: DELIVERY OF POSSESSION:

A.Possession of the Premises shall be deemed delivered to Tenant on the date which is the earlier to occur of: (i) the Commencement Date; and (ii) the date Tenant occupies all or any part of the Premises for the conduct of its business (as opposed to Early Access).

B.After Tenant occupies the Premises, Tenant shall have no right to cancel this Lease, seek a diminution of rent, sue for damages or assert any contractual, legal or equitable remedy based either on a claim that Landlord failed to deliver possession in accordance with the terms of this Lease or based on a claim that the size, location, layout, dimensions or construction of the building or service area(s) (if any), sidewalks, parking or other areas (if any), or any other facilities to be furnished by Landlord, were not completed or furnished in accordance with the terms of this Lease (except as provided in the following sentence). If, within forty-five (45) days after the Commencement Date, Tenant delivers to Landlord written notice specifying the respects in which the Premises was not in the condition required hereunder upon the Commencement Date by reason of an obligation of Landlord pursuant to this Lease, then Landlord shall commence to remedy such punch-list items, at Landlord’s expense, within thirty (30) days of its receipt of such written notice and diligently prosecute such work to completion. Notwithstanding the foregoing, if after Tenant occupies the Premises and during the term hereof Landlord is in default under any of its Lease obligations, Tenant shall have such rights at law or in equity to which it may be entitled except that Tenant hereby waives any right to cancel or terminate this Lease or to seek a diminution of rent. Tenant’s occupancy of the Premises shall be deemed a certification to Landlord and the holder of any mortgage to which this Lease is, or shall thereafter be, subject and subordinate, that the Premises have been delivered to it in accordance with the terms of this Lease and that possession thereof has been fully and completely accepted by Tenant who is then in possession of the same (subject to any punch-list items as provided herein), and that the term of this Lease and the use of the Premises for business and the date for the payment of rent hereunder have all theretofore commenced and that the building, the parking area, and all other portions of the Premises have been completed in accordance with the requirements and terms of this Lease, and that there is not then any offset of any rental(s) nor any violation of any of the Lease terms on the art of the Landlord. The foregoing provisions shall be self-operative and no further instrument, letter or certificate shall be required by Landlord or any such mortgagee unless either Landlord or mortgagee shall deem same appropriate in which event, in confirmation of the foregoing, Tenant shall, without cost to Landlord, within ten (10) days of written request therefor execute, in writing, any reasonable instrument, letter and/or certificate containing the foregoing and such other like provisions in regard to the condition of the

Premises, the building, the rental(s), term and date of the use of the Premises for business as shall be reasonably requested by Landlord and/or said mortgagee. In the event Tenant fails to execute and deliver such instrument within such ten days, Landlord shall give Tenant a second notice to execute and deliver such certificate. If Tenant fails to execute and deliver such certificate within five days of such second written request therefor, Tenant hereby constitutes and appoints Landlord the Tenant’s attorney-in-fact to execute any such instrument(s), letter(s), and/or certificate(s) for and on behalf of Tenant.

SECTION 7: TENANT’S USES:

Tenant covenants that it shall use the Premises subject to and in accordance with all present and future rules, regulations, laws, ordinances, statutes, directions and requirements of all governmental and quasi-governmental authorities and the Fire Insurance Rating Organization and Board of Fire Insurance Underwriters and insurance companies issuing policies for the Premises, and any similar bodies, having jurisdiction thereof, and subject to the restrictions contained in Exhibit “C” and “D” annexed hereto, and provided the same complies with the certificate of occupancy for the Premises (a copy of which shall provided to Tenant upon receipt of the same), solely for warehousing, distribution, and offices in connection with a health, beauty and wellness on line retail business, and for other warehouse, distribution and office uses and for no other purpose. Tenant may not conduct any dangerous, hazardous, noxious or offensive use at the Premises. Notwithstanding anything to the contrary contained in this Lease, Tenant may maintain and use in the Premises certain commercially reasonable amounts of cleaning and/or office fluids and materials and other materials customarily used in connection with the conduct of Tenant’s business (collectively, the “Customary Materials”), provided that such Customary Materials are used and stored in compliance with all applicable laws, including Tenant, at Tenant’s sole cost and expense, obtaining any permits required therefor, and further provided, Tenant shall in all instances be responsible for such Customary Materials in accordance with Section 37 of this Lease. Tenant shall first obtain all governmental permits and licenses as may be required for Tenant’s use and occupancy of the Premises, and Tenant at all times shall promptly comply with all present and future laws, ordinances, requirements, orders, directions, rules and regulations of the federal, state, interstate, county, local and municipal governments and all other governmental authorities, agencies or regulatory bodies having a claim or jurisdiction over or affecting the Premises, or any part thereof, or the activities of Tenant, and all of their respective departments, bureaus and officials, and of the Board of Fire Underwriters, and all of the insurance companies writing policies affecting the Premises or any part thereof, whether such laws, ordinances, requirements, orders, directions, rules or regulations relate to structural alterations, changes, additions, improvements, replacements, restorations or repairs, either inside or outside, extraordinary or ordinary, foreseen or unforeseen, or otherwise, to or in and about the Premises, or any part thereof, or connected with the use, occupation and enjoyment thereof, or to alterations, changes, additions, improvements, replacements, restorations or repairs incident to or as a result of any use or occupation thereof, or otherwise, or any obligation arising from any restriction on title to the Premises, and whether the same are in force at the commencement of the term or may in the future be passed, enacted or directed. Tenant shall not do or permit anything to be done in or about the Premises, or bring or keep anything in the Premises that will in any way increase the normal premium rates or cause suspension or termination of the fire or other insurance upon the building. Should Tenant’s occupation of the premises jeopardize the Landlord’s insurance coverage, create additional risks or cause an increase in Landlord’s insurance premiums (as evidenced by reasonable documentation with respect thereto), Tenant shall be solely responsible for all costs associated therewith, including prompt payment, as additional rent the with the next monthly installment of Base Rent due, of all increased premiums, including those of any other occupants affected thereby. Tenant will not perform any act or carry on any practices that may injure the building or be a nuisance or menace to tenants of adjoining premises.  Tenant shall not permit open storage on the Premises detrimental to the appearance of a garden-type industrial development; and shall require loading and unloading and parking of cars for employees, customers and visitors, in connection with Tenant’s business to be done in the designated areas on the premises and not on any street.

In connection with Tenant’s proposed use of the Premises, upon request by Landlord Tenant shall deliver to Landlord:

(i)

a letter, on Tenant’s business stationery, for the Town of Islip Building Department, indicating the nature of Tenant’s business and the utilization of the Premises in square foot terms (for example: how many square feet will be used for warehouse, plant and/or office purposes).  This letter shall be addressed to Landlord.

(ii)	a letter on Tenant’s business stationery, for the Suffolk County Department of Health Services,

responsive to the questions set forth on the specimen letter attached hereto as Exhibit “E”.

(iii)	a completed application (on the form submitted by Landlord) to the Long Island Power Authority for service to the Premises.

SECTION 8: INSURANCE:

Throughout the term of this Lease and any extensions and renewals thereof, Tenant, at its own cost and expense, shall:

A.Provided and keep in force a comprehensive policy of liability insurance (including terrorism coverage) in the name of and for the benefit of Tenant, naming Landlord and any designee(s) of Landlord as additional insureds against any liability for injury to person(s) and/or property and death of any person(s) occurring in, at, on, or about the Premises, or any appurtenances thereto. Each such policy is to be written by one or more responsible insurance companies reasonably satisfactory to Landlord, licensed and admitted to do business in the State of New York, with a Best’s rating of A, or greater, and a financial size category of X, or greater, and the limits of liability thereunder shall not be less than $1,000,000 combined single limit bodily injury, death and/or property damage per occurrence, and a $2,000,000 aggregate limit and a $4,000,000 umbrella liability policy, or a combined single limit of $5,000,000 per occurrence for bodily injury, death and/or property damage, and against claims arising from contractual obligations. Policy will be endorsed to include Landlord and its assignees as additional insured.

B. (1)

Keep the building and improvements and all furnishings and equipment on, at, in or appurtenant to the Premises at the commencement of the term, and/or thereafter erected thereon or therein (including all alterations, rebuildings, replacements, changes, additions and improvements)insured in an amount equal to the full replacement cost thereof against loss or damage from all risk perils and insurable risks, including fire, casualty (including rental income coverage) and all available additional extended coverage, including damage by lightning, hail, explosion, windstorm, tornado, cyclone, riot, disorder or civil commotion, smoke damage, terrorism, vandalism, malicious mischief (when obtainable and if not included in such extended coverage), and loss of rents. Such policy shall also include building ordinance coverage, including increased cost of construction and demolition cost.

(2)	Provide and keep in force business interruption insurance, in amount not less than the annual base rental plus the annual estimated Real Estate Taxes and insurance premiums.
(3)

If a sprinkler system shall be located in the Building, provide and keep in force sprinkler leakage insurance. In addition, Tenant shall obtain, at its sole cost and expense, a sprinkler supervisory, maintenance and alarm service contract for the sprinkler system at the Premises.

(4)	Provide and keep in force insurance coverage on all plate and other glass in the building.
(5)	Provide and keep in force a boiler and machinery policy for all machinery at the Premises including loss of rents coverage as well as electrical arching breakdown and mechanical breakdown .
(6)

Provide and keep in force such other insurance covering such risks and in such amounts as may from time to time be reasonably required by Landlord or any mortgagee against any other insurable hazards as Landlord can show at the time are commonly insured against in cases of premises similarly situated in the market area and/or such other insurance and in such amount and form as may from time to time be reasonably required by the holder of any mortgage(s) to which this Lease is subject and/or subordinate.

(7)	Tenant shall maintain insurance for the full replacement value of its own contents, inventory and trade fixtures.

C.Each party hereby releases the other party (which term as used in this subdivision includes the employees, agents, officers and directors of the other party) from all liability, whether for negligence or otherwise, in connection with loss covered by any insurance policy which the releasor carries with respect to the Premises or any interest or property therein or thereon (whether or not such insurance is required to be carried under this

Lease), but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies or prejudice any right of the releasor to recover thereunder.  Each party agrees that its insurance policies, aforesaid, will include such a provision, if obtainable. If the inclusion of such provision requires an additional premium, the party for whose benefit the provision is obtained shall, on demand, pay such extra premium to the party carrying the insurance.

D.Unless otherwise requested by Landlord all insurance provided by Tenant under this Section 8, except Tenant’s contents and inventory insurance, shall be carried in favor of Landlord and the holder of any mortgage(s) affecting the Premises of which Tenant has been notified as additional named insured and loss payee, as their respective interests may appear. Such policies shall be in companies licensed and admitted to do business in the State of New York, as Landlord and/or any mortgagee shall approve, with a Best’s Rating of A or greater, and a financial size category of 10, or greater, and such policies shall provide that proceeds shall be payable to Landlord and, at Landlord’s request, any such mortgagee as their respective interests may appear. Tenant shall not carry separate insurance, concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant under the provisions of this Section 8 if the effect of such insurance would be to reduce the protection or the payment to be made under said insurance required to be furnished by Tenant, unless Landlord and any mortgagee as aforesaid are included as additional insured with loss payable as hereinabove provided. Tenant shall promptly notify Landlord of the issuance of any such separate insurance and shall cause such policies to be delivered to Landlord, as hereinafter provided. Each policy of insurance to be carried by Tenant under this Lease shall be reasonably satisfactory to Landlord. Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

E.With respect to any policies of insurance provided by Tenant under any provision of this Section 8, Tenant shall deliver to Landlord and/or any designee of Landlord, prior to occupancy of the Premises by Tenant, or at least ten (10) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least ten (10) days prior to the expiration of any such policy, either a duplicate original of such policy or a certificate of all policies procured by Tenant in compliance with its obligations hereunder together with evidence of payment therefor and including an endorsement which states that such insurance may not be cancelled except upon thirty (30) days written notice to Landlord and/or designee of Landlord (ten (10) days for nonpayment). At least twenty (20) days prior to the expiration of each policy, Tenant shall procure renewal insurance and within such period shall deliver to Landlord and/or any designee of Landlord the original renewal policy.

F.Property Loss or Damage and Indemnity:  Tenant shall forever indemnify and save Landlord harmless from and against (i) any and all liability, loss, damage, cost and expense, including counsel fees, arising from any injury to person or property of third persons occurring during the term of this Lease wholly or in part by reason of any negligence or willful misconduct of Tenant or of its employees, guests, invitees, agents, assigns or undertenants; and (ii) any other matter or thing arising or growing out of the occupation of the Premises by Tenant; and, at Landlord’s election, Tenant shall at its cost and expense defend any suit or proceeding instituted against Landlord by reason of any such injury or alleged injury to person or property or by reason of any other such matter or thing using counsel selected by Tenant. Notwithstanding the foregoing, Tenant shall not be required to indemnify Landlord for the negligent acts, omissions and/or willful misconduct of Landlord or of any agent or employee of Landlord. Landlord shall not be liable for any loss or damage which may be sustained by Tenant or any other person from any act or omission on the part of the Landlord or of any other tenant or agent or employee of any tenant or of Landlord unless caused by the negligence of Landlord.

Landlord shall forever indemnify and save Tenant harmless from and against (i) any and all liability, loss, damage, cost and expense, including reasonable counsel fees, arising from any injury to person or property of third persons occurring during the term of this Lease wholly or in part by reason of any negligence or willful misconduct of Landlord or of its employees or agents; and

(ii)any work or other thing performed by or on behalf of Landlord at the Premises, the Building and/or the Property; and, at Tenant’s election, Landlord shall at its cost and expense defend any suit or proceeding instituted against Tenant by reason of any such injury or alleged injury to person or property or by reason of any other such matter or thing using counsel selected by Landlord. Notwithstanding the foregoing, Landlord shall not be required to indemnify Tenant for the negligent acts, omissions and/or willful misconduct of Tenant or of any agent or employee of Tenant.

G.Tenant shall pay all premiums and charges for all such policies maintained by Tenant, and if Tenant shall fail to make any such payment when due, or to carry any such policy, Landlord, at its option, may but shall not be obligated to, after written notice to Tenant and two business days notice to cure such failure, make such payment or carry such policy, and the reasonable out-of-pocket amounts paid by Landlord, with interest thereon from the date of payment, shall become due and payable by Tenant as additional rent within thirty (30) days of written notice of such expenditure, together with supporting documentation with respect thereto. Payment by Landlord of any such premiums or the carrying by Landlord of any such policies shall not be deemed to waive or release the default of Tenant with respect thereto, or the right of Landlord to take such action as may be permissible hereunder as in the case of default in the payment of Base Rent.

H.Tenant shall not violate or permit to be violated, any of the conditions or provisions of any such policy maintained by Tenant, and Tenant shall perform and satisfy in all material respects the requirements of the companies writing such policies that at all times companies licensed and admitted by the State of New York reasonably satisfactory to Landlord or any mortgagee shall be willing to write and/or continue such insurance.

I.Tenant and Landlord shall cooperate in connection with the collection of any insurance monies that may be due in the event of a loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any insurance monies.

J.Tenant agrees that during the term of the Lease, or any extension thereof, the limits of the insurance required by this Section may be increased if reasonably necessary to afford Landlord the same protection as provided to Landlord at the commencement of the term of this Lease. In no event shall the limits of insurance be reduced below what they were at the commencement of the term.

SECTION 9: DESTRUCTION:

A.If during the term of this Lease, or any extension thereof, any portion of the Premises or any building, structure or improvement thereof, thereon or therein, or appurtenant thereto, is damaged or destroyed by fire or other casualty as a result of a peril insured against pursuant to this Lease, Tenant shall forthwith give notice thereof to Landlord and then Landlord shall thereafter commence promptly, after adjustments of insurance, and building weather permitting, at its own cost, to repair, replace and rebuild the Premises, but to the extent only of proceeds received by Landlord from insurance and to the extent only of Landlord’s work prior to occupancy of the Premises by Tenant.  In no event shall Landlord be obligated to expend a greater sum for the restoration of the Premises than the sum Landlord received as insurance proceeds due to said damage or destruction. Notwithstanding anything to the contrary, Landlord will commence making repairs immediately following such damage or destruction provided that Tenant advances the necessary funds to Landlord to cover the cost thereof.  If Tenant, after obtaining Landlord’s permission, makes the necessary repairs, Landlord will make reimbursement to Tenant of the actual cost thereof, not to exceed the insurance proceeds received by Landlord.  Nothing in this paragraph shall require Landlord to restore, replace or repair any inventory, furniture, chattels, signs, contents, fixtures, (including trade fixtures) or personal property of Tenant located, on, in, or about the Premises, or which serve the Premises or rebuild the Premises in the condition and state that existed before any such damage or destruction.

B.Notwithstanding anything to the contrary contained in this Lease, in the event of any destruction of the building to the extent of more than fifty (50%) percent of the cost of total replacement thereof, at a time when less than two (2) years remain in the term hereof, Landlord may elect to terminate this lease on thirty (30) days notice to Tenant, given at any time within sixty (60) days after such damage or destruction, and in such case all proceeds shall be paid and belong to Landlord and upon such termination neither party shall be thereafter under any obligation to the other for any liability under this Lease which shall thereafter accrue.

C.Except to the extent Landlord receives rent insurance as hereinabove provided, neither the rent payable by Tenant nor any of Tenant’s other obligations under the other provisions of this Lease shall be affected by any damage to or destruction of the Premises, and Tenant expressly waives such additional rights as it might otherwise have under any law or statute by reason of damage or destruction of the Premises by fire or any other cause.

D.If all or any portion of the Premises shall be damaged or rendered untenantable by fire or other casualty, and Landlord has not terminated this Lease pursuant to Subsection (B) and Landlord has not substantially completed the making of the required repairs and restored and rebuilt the Premises and/or access thereto within six (6) months from the date of receipt of the insurance proceeds of insurance, which date is subject to extension in accordance with Section 29 of this Lease and by reason of Tenant Delay, Tenant may serve notice on Landlord of its intention to terminate this Lease, and, if within thirty (30) days thereafter Landlord shall not have substantially completed the making of the required repairs and restored and rebuilt the Premises, this Lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and, provided Tenant is not in default under the terms and conditions of this Lease, any prepaid portion of Base Rent and additional rent for any period after the date of such fire or other casualty shall be refunded by Landlord to Tenant.

SECTION 10: REPAIRS, MAINTENANCE AND ALTERATIONS:

A.Tenant shall at all times, during the term, or any extension term, and at its own cost and expense put, keep, repair, restore, replace and maintain in thorough repair and good, safe, clean and substantial order and condition, the Premises, all buildings and other portions thereof, all glass therein, all equipment therein, and all appurtenances thereto, both inside and outside, nonstructural (but not structural unless caused by Tenant, its officers, employees, agents, employees, contractor and the like), extraordinary and ordinary, foreseen or unforeseen, at the commencement of the term or thereafter erected thereon or therein and howsoever the necessity or desirability thereof may occur, normal wear, tear and obsolescence excepted.  However, Landlord shall, at all times during the term and at its own cost and expense, replace or make all “Structural Repairs” as provided in Section 3A4 of this Lease, except those necessitated by the negligence, gross negligence or willful conduct of Tenant, its officers, employees, agents, servants and the like. Tenant shall use all reasonable precaution to prevent waste, damage or injury to the Premises, or any part thereof. Tenant shall also, at its own cost and expense, put, keep, repair, restore, replace and maintain in thorough repair and good order and safe condition and free from dirt, snow, ice, rubbish and other obstructions or encumbrances, any sidewalks, parking fields and curbs which are part of, in front of, and of or adjacent to the Premises, normal wear, tear and obsolescence excepted.

Tenant shall refrain from committing, or suffering any waste upon the Premises, or any nuisance, or any other act or thing which may disturb the quiet enjoyment of any other tenant in the Heartland Business Center. Tenant shall be responsible for all pest control and shall employ an exterminator to visit the Premises on a commercially reasonable basis. Tenant shall make all ordinary repairs, replacements and restorations, as needed (except as provided in Section 9A), including without limitation by their inclusion, interior and exterior repainting, replacement of glass injured or broken; and of floor and wall covering worn or damaged; keeping roofs and exterior windows and doors water tight, and all plumbing, lighting, heating, air-conditioning, and other utility systems in good operating condition. Tenant shall keep the Premises properly painted and decorated; Tenant shall paint all exterior trim and all exposed metal beams and girders as reasonably required. Tenant shall notify Landlord in writing For Landlord’s written approval should any penetrations or additional loads to the roof be contemplated, which approval may be withheld for any reason notwithstanding anything in this Lease, except that Tenant may install air conditioning units on the roof of the building provided Tenant shall be responsible for all structural support, structural repairs and roof repairs required by reason of such installation.

Tenant shall maintain substantially as presented to Tenant all landscaped and planted areas including but not limited to lawns, trees, and shrubs, on the Premises, and keep in good repair all parking and loading areas in use, clean and free of snow and ice, and the exterior of the Premises neat and clean.

Tenant shall indemnify and save harmless Landlord against and from all costs, expenses, liabilities, losses, damages, suits, fines, penalties, claims and demands, including reasonable counsel fees, because of Tenant’s failure to comply with the foregoing and Tenant shall not call upon Landlord for any disbursement or outlay whatsoever in connection therewith and hereby expressly releases and discharges Landlord of and from any liability therefor.

B.Except as otherwise specifically set forth in this Lease, Tenant shall not make any structural alterations, improvements, and/or additions to the Premises or any part thereof without Landlord’s prior written consent.

Tenant may make non-structural changes to the Premises without Landlord’s consent, provided in all instances that: (i) Tenant shall be responsible for all required permits for such work, and (ii) at the expiration or sooner termination of the term of this Lease Tenant shall remove any such changes and restore the Premises to the condition existing prior to such change.

SECTION 11: COVENANT AGAINST LIEN:

Tenant shall not do any act, or make any contract which shall create or be the foundation for any lien or other encumbrance upon any interest of Landlord in any portion of the Premises.  If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic’s or other lien, charge or order for the payment of money or other encumbrance shall be filed against Landlord and/or any portion of the Premises (whether or not such lien, charge or encumbrance is valid or enforceable as such), Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within thirty (30) days after notice to Tenant of the filing thereof; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees resulting therefrom.  If Tenant fails to comply with the foregoing provisions within the time period provided, Landlord shall have the option of discharging or bonding any such lien, charge, order or encumbrance, and Tenant agrees to reimburse Landlord for all reasonable, out-of-pocket costs, expenses, reasonable attorneys fees, and other sums of money in connection therewith (as additional rental) with interest thereon, at the rate specified in Section 16, promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracted with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises at any time from the date hereof until the end of the term of this Lease, or any extension thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Nothing in this Lease contained shall be construed in any way as constituting the consent or request of the Landlord, expressed or implied, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any improvement, alteration or repair of the Premises, nor as giving any right or authority to contract for the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic’s liens against the Premises.

SECTION 12: CONDEMNATION:

A.If the whole of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken.  If  twenty (20%) percent or more of the building shall be so taken, then Landlord and Tenant shall each have the right to terminate this Lease on thirty (30) days written notice to the other given within sixty (60) days after the date of such taking.

B.If any part of the building shall be so taken and this Lease shall not terminate or be terminated under the provisions of Paragraph “A” hereof, then the Base Rent shall be equitably apportioned according to the building floor space so taken and Landlord shall make all necessary repairs or alterations to the Premises so as to constitute that portion of the building and other improvements on the Premises not taken as a complete architectural unit and/or as nearly similar in character as practicable to what they were before the taking.

C.All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim, directly against the condemning authority in such condemnation proceedings for loss of business, and/or depreciation to, damage to and/or cost of removal of, and/or for the value of stock and/or trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord’s award nor any award(s) of the holder(s) of any and all mortgages affecting the Premises. In no event shall Tenant make any claim for the value of the unexpired term of the Lease.

SECTION 13: ACCESS TO PREMISES:

A.Landlord and its designees shall have the right, but shall not be obligated to, upon forty-eight hours prior notice (which notice may be by telephone), to enter upon the Premises at all reasonable hours (and in emergencies at all times without notice but with notice provided as soon as practicable thereafter):  (1) to inspect the same, (2) to make repairs, additions or alterations to the Premises or the building or any property owned or controlled by Landlord as required or permitted hereunder, and (3) for any lawful purpose as permitted hereunder.

B.If, at reasonable hours and following prior notice (as provided herein), admission to the Premises for the purpose aforesaid cannot be obtained, or if at any time an entry shall be deemed reasonably necessary for the inspection or protection of the property or for making any repairs, whether for the benefit of Tenant or not, Landlord or Landlord’s agents or representatives may enter the Premises by lawful means, Without rendering Landlord or Landlord’s agent or representative liable to any claim or cause of action for damages by reason thereof, and accomplish such purpose. Landlord agrees to use commercially reasonably efforts to minimize damage to Tenant’s property and business during such entrance. The provisions contained in this Section 13 are not to be construed as an increase of Landlord’s obligations under this Lease; it being expressly agreed that the right and authority hereby reserved does not impose nor does Landlord assume by reason thereof, any responsibility or liability whatsoever for the repair, care or supervision of the Premises, or any building, equipment or appurtenance on the Premises.

C.For a period commencing six (6) months prior to the end of the term, or any extension thereof, Landlord may upon forty-eight hours prior notice (which notice may be by telephone) have reasonable access to the Premises for the purpose of exhibiting the same to prospective tenants and to post any “To Lease” signs upon the Premises.

D.At any time during the Term, Tenant shall have the right to designate area(s) of the Premises as “Secure Areas” for the keeping of proprietary or other confidential information. Landlord may not enter or access any such “Secure Areas” without being accompanied by a representative of Tenant.

SECTION 14: ASSIGNMENT AND SUBLETTING:

A.Without the Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and subject to this Section 14, neither the Tenant nor the Tenant’s legal representatives or successors in interest by operation of law or otherwise (except as set forth in Paragraph “C” of this Section 14) shall directly or indirectly assign, mortgage, pledge, transfer, hypothecate or encumber this Lease. Without the Landlord’s prior written consent, and subject to this Section 14, neither Tenant nor Tenant’s legal representatives shall directly or indirectly sublet the Premises, in whole or in part, or permit the same or any portion thereof to be used or occupied by others (except as set forth in Paragraph “C” of this Section 14). Subject to the terms and conditions of this Lease Tenant may sublet less than the entire Premises, provided, however, at no time shall there be more than two (2) occupants in total (including Tenant) at the Premises at any time. Notwithstanding the foregoing, Tenant has advised Landlord that Greenpharm Ventures LLC., an affiliate of Tenant, may transact its on line retail business at the Premises and provided Greenpharm Ventures LLC has obtained and is maintaining all required governmental approvals for the operation of its business, Landlord consents to such operation by Greenpharm Ventures LLC. at the Premises.

B. (1)

In the event of a subletting pursuant to this Section 14, and the rental income under such sublease exceeds the rental payable by Tenant under this Lease, such rent differential shall be for the account of the Landlord, and Tenant covenants to pay Landlord such differential in equal monthly installments, together with the rental payable under this Lease. The aforesaid payments shall be collectible as additional rent.

(2)

Anything to the contrary notwithstanding, should Tenant desire to assign this Lease or sublet the Premises it shall give written notice of its intention to do so to Landlord forty (40) days or more before the effective date of such proposed subletting or assignment, which notice shall include fully executed copies of all proposed documentation in connection with the proposed assignment or subletting.  Landlord may, at any time within thirty (30) days after the receipt of such notice and documentation from Tenant, cancel this Lease by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective twenty (20) days after its receipt by Tenant, with the same force and effect as if such cancellation date were the date originally set forth as the expiration date of the term of this Lease.  In the event Landlord cancels this Lease Landlord may assign this Lease or sublet the Premises to Tenant’s proposed assignee or sublessee without any liability whatsoever to Tenant.

C.Subparagraphs “A” and “B” of this Section 14 to the contrary notwithstanding, Tenant shall have the right to assign this Lease or sublet the entire Premises without Landlord’s consent, provided that the assignee or sublessee is an entity which is an affiliate, parent or wholly owned subsidiary of Tenant, or to an entity to which it sells or assigns all or substantially all of its assets or equitable ownership interest, or which may, as a result of a reorganization, merger or consolidation succeed to the entire business carried on by Tenant at such time, provided that in all instances the assignee shall have a tangible net worth of at least fifteen million ($15,000,000) dollars as evidenced by certified financial statements delivered to Landlord, and further provided the following conditions are strictly and fully complied with:

(1)

The assignment must be, respectively, of all of Tenant’s leasehold interest and of the entire Premises and shall also transfer to the assignee all of the Tenant’s rights in and interest under this Lease including the security deposited hereunder.

(2)

At the time of such assignment or subletting this lease must be in full force and effect without any breach or default thereunder on the part of Tenant, continuing beyond the period provided for curing same.

(3)	The assignment or subletting must be solely for the same purposes and uses permitted by this Lease.
(4)

The assignee (or sublessee, if sublease is for a term less than the then remaining term of this Lease) shall assume, by written instrument, the due performance of all Tenant’s obligations under the Lease including any accrued obligations at the time of the assignment or subletting.

(5)	A copy of the assignment or sublease and the original assumption agreement (both in form and content satisfactory to Landlord) fully executed and acknowledged by the assignee together (if a corporation) with a copy of a properly executed corporate resolution authorizing such assumption agreement, shall be delivered to Landlord within ten (10) business days from the effective date of such assignment or subletting.

(6)

Such assignment and/or subletting shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and Tenant (and any assignee(s) and sublease(s)) shall continue to be and remain liable thereunder.

(7)	Tenant shall reimburse Landlord for Landlord’s reasonable attorney’s fees for examination of and/or preparation of any documents in connection with such assignment, not to exceed $1,500 per request.
(8)

Subject to the foregoing, Tenant may not effect a transaction the result of which is that this Lease becomes an asset of a person, firm or corporation having no bona fide and ongoing business relationship to Tenant.

D.The transfer of more than forty nine and 50/100 (49.50%) percent of any class of capital stock or the voting stock, or an increase in the amount of issued and/or outstanding shares of stock of any corporate tenant, whether in connection with a corporate merger or consolidation or by operation of law, or otherwise, whether in a single transaction or a series of transactions, shall be deemed an assignment within the meaning of this Section 14 of the Lease and shall require Landlord’s prior written consent (except in connection with a transaction in accordance with subsection (C) of this Section 14).

E.Any consent by Landlord to any act of assignment or subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of Tenant, or the legal representatives or assigns of Tenant, to obtain from Landlord consent to any other or subsequent assignment or subletting, or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant not to assign or sublet without such consent (not to be unreasonably withheld, conditioned or delayed) .

F.If Landlord does not deny (with a reasonable basis) Tenant’s request for an assignment or sublet, such consent shall be given subject to and provided Tenant strictly complies with items (1) - (8) of subsection “C” of this Section 14.

SECTION 15: TENANT’S ADDITIONAL AGREEMENT:

A.Affirmative Obligations: Tenant agrees, at its own cost and expense, to:

(1)	Keep Premises Clean: keep the Premises (including without limitation, exterior and interior portions of all windows, doors and all other glass) in a neat and clean condition;
(2)

Keep Premises Attractive: maintain the exterior of the Premises and any of Tenant’s personal property therein visible from the exterior of the Premises as an attractive area in accordance with the general character of the Premises;

(3)

Comply With Laws: promptly comply with all present and future laws, ordinances, rules, directions and regulations of governmental or quasi-governmental authorities (including zoning laws and building codes) and Insurance Underwriters and insurance companies writing policies for the Premises, and any other organization exercising similar functions, affecting the Premises, whether same require changes or alterations to the Premises of a structural or nonstructural, foreseen or unforeseen, exterior or interior, or ordinary or extraordinary, nature or otherwise; provided, however, that Tenant shall not be required to perform any structural changes or alterations unless same are necessitated as a result of (a) the negligence or willful misconduct of Tenant, its officers, employees, agents, servants, invitees, licensees, contractors and the like (b) any alterations, installations or changes performed within the Premises by Tenant, (c) Tenant’s failure to comply with any of its obligations pursuant to the terms of this Lease, (d) Tenant’s business, or (e) Tenant’s particular manner of use of the Premises;

(4)	Labor Regulations: take no action which would violate Landlord’s union contracts, if any, affecting the Premises;
(5)	Garbage: handle and dispose of all rubbish, garbage and waste from Tenant’s operations in accordance with all rules and regulations reasonably established by Landlord and not permit the accumulation (unless in concealed metal containers), or burning, or any rubbish or garbage in, on or about any part of the Premises.

For the first three (3) months of this Lease only, the Landlord shall contract for the disposal of all non-hazardous and non-toxic rubbish and garbage generated from Tenant’s normal business operation at the Premises, at no cost to Tenant. Thereafter, Tenant shall be fully responsible, at its cost and expense, for removal of all rubbish and garbage at the Premises.

(6)

Outside Areas: maintain and keep in a clean and presentable manner all lawns, shrubbery and plant areas including weeding and cutting of lawns at least once a week between April 15 and November 15 in each year of the term.

B.	Negative Obligations: Tenant agrees that it shall not at any time without first obtaining Landlord’s consent:
(1)	Not Change Exterior Architecture: change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the building or any part thereof;
(2)	Not Use Sidewalks: use, or permit to be used, the sidewalk adjacent to, or any other space outside the building for display, sale or any other similar undertaking;
(3)	No Loud Speakers: use or permit to be used, any advertising medium and/or loud speaker, and/or sound amplifier, and/or radio or television broadcast which may be heard outside the building;
(4)

Not Misuse Plumbing Facilities: use the plumbing facilities for any purpose other than for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called “disposal” or similar units, or otherwise;

(5)

No Liens: subject any fixtures, furnishings or equipment in or on the Premises which are affixed to the realty, to any mortgages, liens, conditional sales agreement, security interests or encumbrances;

(6)	Not Damage the Premises: perform any act or carry on any practice which may damage, mar or deface the Premises;

(7)

Not Exceed Floor Loads: place a load on any floor of the building exceeding the floor load per square foot which such floor was designed to carry, or install, operate or maintain therein any heavy item or equipment except in such manner as to achieve a proper distribution of weight;

(8)

Not Exceed Electrical Load: install, operate or maintain in the Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation as reasonably determined by Landlord in light of the overall system and requirements thereof, or which does not bear underwriters’ approval;

(9)	Not Permit Odors, Etc.: suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the building and/or Premises;
(10)

Not Cause Injury, Etc.: use or occupy the building or do or permit anything to be done thereon in any manner which will cause structural injury to the same, or which would constitute a public or private nuisance or which will violate any present or future laws, rules, regulations, ordinances, directions or requirements (ordinary or extraordinary, foreseen or unforeseen) of the federal, state, county, local or municipal governments, or of any department, subdivisions, bureaus or offices thereof, or of any other governmental, public or quasi-public authorities, including insurance companies writing policies for the Premises, now existing or hereafter created, having jurisdiction in the Premises.

SECTION 16: INTEREST RATE:

Whenever this Lease refers to “interest” or Interest Rate, same shall be computed at a rate equal to fifteen (15%) percent or the highest legal rate. If, however, payment of interest at such rate by Tenant (or by the Tenant then in possession having succeeded to the Tenant’s interest in accordance with the terms of this Lease) should be unlawful, i.e., violative of the usury statutes or otherwise, then “interest” shall, as against such party, be computed at the maximum lawful rate payable by such party, and any payments received which may be in excess of the legal rate shall be applied towards a reduction of the principal amount owing so as to reduce the interest payments to a rate not violative of the usury laws.

SECTION 17: EASEMENT FOR PIPES:

Tenant shall permit Landlord or its designees to erect, use, maintain and repair pipes, cables, plumbing, vents and wires, in, to and through the building and/or Premises, as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the building or any other portion of the Premises, provided such items shall be attached to the walls of the Premises or be placed above fifteen (15’) feet above the floor of the building and further provided that Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business within the Premises and ensure that the rentable square footage of the Premises is not reduced as a result thereof. All such work shall be done, so far as practicable, in such manner as to avoid unreasonable interference with Tenant’s use of the Premises but shall not be considered a constructive eviction.

SECTION 18: UTILITIES:

Landlord shall make utilities available to the Premises but Landlord shall not be required to furnish any utilities, facilities or services to the Premises, including but not limited to management and janitorial services, heat, water, sewer, power, telephone or other communication service, gas or electric, and shall not be liable for any failure of supply of any such utility service, unless such failure is caused by the negligence or willful misconduct of Landlord or its agents or employees. Tenant shall pay promptly, as and when the same become due and payable, all water rents, rates and charges, all sewer rents and all charges for electricity, gas, heat, steam, hot and/or chilled water and other utilities directly to the utility company and shall indemnify Landlord against any liability or damages on such account.

During the full term of the Lease, Tenant shall have the full responsibility of repairing, replacing, restoring and maintaining the heating and air conditioning systems. Landlord agrees that Tenant shall have the benefit of all warranties delivered for the heating, ventilation and air conditioning system. Tenant shall maintain a full service maintenance contract, in form and content satisfactory to Landlord, for the life of the Lease, covering the replacement of all parts, and the cost of labor and preventative maintenance to be done on at least a quarterly basis for the heating and air conditioning system.

Tenant shall deliver a copy of said maintenance contract to Landlord within ten (10) business days of occupancy of the premises. In the event Tenant fails to obtain said maintenance contract, Landlord may, but shall not be obligated to and without relieving Tenant of its obligation to do so, obtain said contract on behalf of Tenant.  The total reasonable out-of-pocket cost thereof shall be payable by Tenant within thirty (30) days of written notice, together with reasonable supporting documentation be payable as additional rent.  Landlord shall be entitled to all remedies available in the event of nonpayment of Base Rent in the event Tenant fails to make the payments as in this paragraph provided.

SECTION 19: SIGNS:

A.Tenant shall not, without Landlord’s prior written consent, place or install any sign on the roof nor on any exterior wall of the building (including, without limitation, both the interior and exterior surfaces of windows and doors) nor on any part of the land except that Tenant may install and maintain, at its own cost and expense, including payments for permits and the sign, a single, flat faced sign on the front of the building subject to the approval of Landlord as to dimensions, content, material, location and design, which consent shall not be unreasonably withheld, conditioned or delayed. The sign shall be substantially similar to the type of sign presently permitted in the Heartland Business Center. Tenant agrees that the sign shall be union made and shall not be installed on the Premises or the building until all approvals and permits are first obtained and copies thereof delivered to Landlord together with evidence of payment for any fees pertaining to Tenant’s sign. Tenant shall procure appropriate Workmens’ Compensation and liability insurance policies covering the installation and maintenance of any sign, and all such policies or certificates of such policies shall be delivered to Landlord prior to the commencement of any work.

In the event Landlord or Landlord’s representative shall deem it necessary to remove such sign in order to make any repairs, alterations or improvements in and upon the Premises, or the building, Landlord shall have the right to do so, provided the same be removed and replaced at Tenant’s expense, whenever the said repairs, alterations or improvements shall be completed. At the expiration or sooner termination of this Lease, Tenant shall, at its sole cost and expense, remove its sign from the building and repair, replace and restore the Premises to the condition existing prior to the placement of the sign, reasonable wear and tear excepted.

B.As used in this Section 19, the word “sign” shall be construed to include any placard, light or other advertising symbol or object irrespective of whether same be temporary or permanent. The single identification sign erected on the front of the building shall not project above the bottom of the building parapet wall. Such type signs as “Help Wanted”, “For Sale”, To Let” or any advertising signs are specifically excluded from being displayed on any part of the Premises or its adjacent land on a temporary or permanent basis.

SECTION 20: not used

SECTION 21: NON-LIABILITY OF LANDLORD:

Landlord and Landlord’s agents and employees shall not be responsible or liable for, and Tenant waives all claims for, loss or damage that may be occasioned to Tenant’s business or damage to person or property sustained by Tenant resulting from any accident or occurrence (unless caused by or resulting from the negligence or willful misconduct of Landlord, or Landlord’s employees, or agents other than accidents or occurrences against which Tenant is insured) in or upon the Premises or the building, including, but not limited to, claims for damage resulting from: (i) any equipment or appurtenances becoming out of repair (unless it is a Structural Repair that is Landlord’s obligation pursuant to the terms of this Lease); (ii) injury done or occasioned by wind; (iii) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, fire, and steam pipes, stairs, porches, railing or walks; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the bursting, stoppage, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or other pipe or tank in, upon or about the building or the Premises; (vii) the escape of steam or hot water; (viii) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, show windows, walks or any other place upon or near the building or the Premises or otherwise; (ix) the falling of any fixture, plaster, tile or stucco; and (x) any act, omission or negligence of other tenants, licensees or of any other persons or occupants of the building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property, or any part thereof.

Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by the acts or omissions of persons occupying any space adjacent to or adjoining the Premises, or any part thereof, or for any loss or damage resulting to Tenant or its property from water, gas steam, fire, or the bursting, stoppage or leaking of sewer pipes, provided such loss or damage is not occasioned by the negligence or willful misconduct of Landlord, or its employees, or agents.

SECTION 22: INDEMNITY:

Tenant agrees to indemnify, hold harmless and defend Landlord, its officers, directors, shareholders, partners and spouses, and its successors, assigns, agents and employees, from and against, and reimburse such indemnified person for, any and all reasonable costs, expenses, liabilities, causes of action, claims, penalties, fines or demands, of any nature whatsoever (including without limitation all third party public liability and property damage claims) which may be imposed on, incurred by or asserted against Landlord, its officers, directors, shareholders, partners and spouse(s), and its successors, assigns, agents or employees, including any or all liabilities, obligations, damages, costs, remedial costs, disbursements and expenses (including without limitation, administration, and reasonable attorneys’ fees and disbursements, including fees in connection with appeals and enforcement of this indemnity) of Tenant and Landlord in any way relating to or arising, or alleged to arise out of this Lease, the Premises, the possession, use, enjoyment or occupancy of all or any portion of the Premises by Tenant, or related thereto, including the negligence or willful misconduct of Tenant, or any concessionaire, or subtenant or their respective licensees, servants, agents, employees and contractors, including without limitation those in any way relating to or arising or alleged to arise out of, for, or in connection with (a) any claims based on strict liability in tort and any claim, penalty, or charge, or any asserted or threatened claim that Tenant polluted or contaminated the environment in any way or failed to obtain or comply with any and all environmental permits, laws, regulations, ordinances, order, and any other applicable environmental requirement in effect now or in the future in connection with Tenant’s operations or occupancy, (b) any injury whatsoever to or the death of any person or any damage whatsoever to or loss of property in, on, about or near the Premises, or any part thereof, including the sidewalks adjoining the same, or in any manner growing out of or in connection with, or alleged to grow out of or in connection with, the use, or business conducted at the Premises, replacement, adaptation or maintenance of the Premises, or of any other land and interests in land used or occupied in connection with the Premises (whether owned or under the control of Landlord or Tenant), or resulting or alleged to result from the condition of any thereof; (c) any violation, or alleged violation, of any provision of this Lease (except by Landlord) or of any agreement, law, rule, regulation, ordinance or restriction, affecting or applicable to the Premises or Tenant’s activities at the Premises, or the leasing, use, replacement, adaptation or maintenance by Tenant thereof, or (d) any default under the Lease by Tenant which would cause a default under any mortgage (except as to the payment of principal or interest thereunder) beyond applicable notice and cure periods. Nothing in this Section 22 shall be construed to make Tenant liable hereunder for matters resulting from the willful misconduct or negligence of the party otherwise to be indemnified hereunder or resulting from acts unrelated to the Lease, possession or use of the Premises. In case any action, suit or proceeding is brought against Landlord, its successors or assigns, agents or employees, in connection with any claim indemnified against hereunder, Landlord or mortgagee may and Tenant will, at Tenant’s reasonable expense, diligently resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Tenant and reasonably approved by Landlord and, in the event of any failure by Tenant to do so, Tenant shall pay all reasonable, out-of-pocket costs and expenses (including without limitation reasonable attorney’s fees and expenses) incurred by Landlord in connection with such action, suit or proceeding. Tenant and Landlord each agree to promptly notify each other, in writing, of any claim or liability hereby indemnified against, provided the failure of either party to give prompt written notice to the other shall not relieve either party of liability hereunder.

Landlord agrees to indemnify, hold harmless and defend Tenant, its officers, directors, shareholders, partners and spouses, and its successors, assigns, agents and employees, from and against, and reimburse such indemnified person for, any and all reasonable costs, expenses, liabilities, causes of action, claims, penalties, fines or demands, of any nature whatsoever (including without limitation all third party public liability and property damage claims) which may be imposed on, incurred by or asserted against Tenant, its officers, directors, shareholders, partners and spouse(s), and its successors, assigns, agents or employees, including any or all liabilities, obligations, damages, costs, remedial costs, disbursements and expenses (including without limitation, administration, and reasonable attorneys’ fees and disbursements, including fees in connection with appeals and enforcement of this indemnity) of Tenant in any way relating to or arising, or alleged to arise out the negligence or willful misconduct of Landlord, or its agents, and employees, including without limitation those in any way relating to or arising or alleged to arise out of, for, or in connection with (a) any injury whatsoever to or the death of any person or any damage whatsoever to or loss of property outside of the Premises, or in any manner growing out of or in connection with, or alleged to grow out of or in connection with, any work or other thing done or performed by Landlord; (b) any violation by Landlord of any provision of this Lease which is Landlord’s obligation under this Lease (except by Tenant) or (c) any default under the Lease by Landlord beyond applicable notice and cure periods. Nothing in this Section 22 shall be construed to make Landlord liable hereunder for matters to the extent resulting from the willful misconduct or negligence of the party otherwise to be indemnified hereunder. In case any action, suit or proceeding is brought against Tenant, its successors or assigns, agents or employees, in connection with any claim indemnified against hereunder, Tenant may and Landlord will, at Landlord’s reasonable expense, diligently resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Landlord and reasonably approved by Tenant and, in the event of any failure by Landlord to do so, Landlord shall pay all reasonable, out-of-pocket costs and expenses (including without limitation reasonable attorney’s fees and expenses) incurred by Tenant in connection with such action, suit or proceeding.

SECTION 23: RIGHT TO CURE DEFAULTS:

If Tenant shall fail to comply with any of its obligations under this Lease beyond the applicable notice and cure period (including, without limitation, its obligations to maintain various policies of insurance, comply with all laws, ordinances and regulations and pay all bills for utilities), then Landlord shall have the right, at its option but without obligation to do so, and at Tenant’s reasonable expense, to cure such breach on behalf of Tenant.

Tenant agrees to reimburse Landlord (as additional rent) for all costs and expenses incurred as a result thereof together with interest thereon within thirty (30)days of written demand therefor, together with reasonable supporting documentation.

SECTION 24: BANKRUPTCY-INSOLVENCY:

Tenant agrees that if the estate created hereby shall be taken upon execution, attachment or any other process of law, or if Tenant shall be adjudged a bankrupt or insolvent, or any receiver or trustee shall be appointed for the business or property of Tenant and not be discharged within sixty (60) days, or if Tenant shall make any assignment of its property for the benefit of creditors, or if Tenant shall file a voluntary petition in bankruptcy, or apply for reorganization, composition, extension or other arrangement with its creditors under any federal or state law now or hereafter enacted, and any such process, assignment, action or proceeding be not vacated or set aside within sixty (60) days thereafter, then each of the foregoing shall be deemed an Event of Default for the purposes of the following Section 25 and Tenant shall remain liable as provided in said Section 25. For the purpose of this Section 24, the term “Tenant” shall be deemed to include the guarantor of this Lease, if any. Notwithstanding anything to the contrary contained in this Lease, it is specifically understood that this Lease is not intended to be an asset of the Tenant.

SECTION 25: DEFAULT:

A.The following shall be defined and deemed as an “Event of Default”:

(1)	Any failure of Tenant to pay any Base Rent, Real Estate Taxes, additional rent, or other sum of money due within five (5) days after the same shall be due under this Lease; or
(2)	Any failure of Tenant to maintain the insurance as required by this Lease which failure continues for two (2) business days after written notice;
(3)	Any failure of Tenant to correct any default with

respect to Section “7” within twenty (20) days, or within such fewer number of days as may be required by the applicable authority requesting such correction, after notice of such default shall have been served upon Tenant; or

(4)

Any failure of Tenant to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than twenty (20) days after notice of such default shall have been served upon Tenant, or any sooner time otherwise specifically set forth in this Lease, unless the nature of the default is such that it cannot be cured within twenty (20) days, in which event it shall be a default if Tenant has not commenced such cure within twenty (20) days and is not diligently prosecuting the completion of such cure, but such cure period shall not exceed sixty (60) days ; or

(5)

If Tenant shall abandon said Premises, provided the same shall not be a default if Tenant is paying the Base Rent and additional rent due under this Lease and is maintaining the insurance on the Premises; or

(6)	If by operation of law any interest of Tenant shall pass to another and not revert to Tenant within thirty (30) days; or
(7)

If Tenant shall fail after thirty (30) days written notice, to redeposit with Landlord any portion of the security deposited hereunder which Landlord has applied to the payment of any rent or additional rent due and payable hereunder; or

(8)	An Event of Default as defined in any other Section of this Lease.

B.In case of any Event of Default as hereinabove provided the Landlord shall have the immediate right of re-entry and may remove all persons and property from the Premises by summary proceedings, or other lawful means. In addition, in any Event of Default (whether or not Landlord shall elect to re-enter or to take possession pursuant to legal proceedings or pursuant to any notice provided for by law) Landlord shall have the right, at its option, to immediately terminate this Lease on five (5) days notice to Tenant and/or it may from time to time, whether or not this Lease be terminated, make such alterations and repairs as may be reasonably necessary in order to relet the Premises, and/or relet said Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rental(s) and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rental(s) received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness (other than rental due hereunder) of Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and reasonable attorney’s fees and of costs of such alterations and repairs; third, to the payment of rental(s) due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rental(s) as the same may become due and payable hereunder, with the right reserved to Landlord to bring such action(s) or proceeding(s) for the recovery of any deficits remaining unpaid without being obliged to await the end of the term for a final determination of Tenant’s account, and the commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals pursuant to the provisions of this Section. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly subject to Landlord’s right of action(s) or proceeding(s) as aforesaid. Notwithstanding anything to the contrary contained herein, Landlord shall use commercially reasonable efforts to relet the Premises and mitigate its damages in connection with any such default by Tenant. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach as damages for loss of the bargain and not as a penalty, including the cost of recovering the Premises, reasonable attorneys’ fees, and including the worth at the time of such termination of the excess, if any, of the amount of all rent, additional rent, and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the aggregate rental value of the Premises for the remainder of the term, all of which shall be immediately due and payable from Tenant to Landlord. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right to appropriate injunctive relief. The rights and remedies whether herein or anywhere else in this Lease provided shall be cumulative and the exercise of any one shall not preclude the exercise or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute.

SECTION 26: SUBORDINATION:

A.Subject to Section ( C) below, this Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessee or by any mortgagee, affecting any lease or the real property of which the Premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may reasonably request.

B.Notwithstanding the provisions of subparagraph A of this Section 26 , should any mortgagee require that this Lease be prior rather than subordinate to any such mortgage, Tenant shall, promptly upon request therefor by Landlord or such mortgagee, and without charge therefor, execute a document effecting and/or acknowledging such priority, which document shall contain, at the option of such requesting party, an attornment obligation to the mortgagee as landlord in the event of foreclosure or to any party acquiring title through such mortgage in such event.

C.As a condition to Tenant’s subordination hereunder, Landlord shall obtain for the benefit of Tenant from any current and future mortgagee or lessor of the Property a subordination, non-

disturbance and attornment agreement on such mortgagee’s or lessor’s form, subject to inclusion of such commercially reasonably terms acceptable to mortgagee and Tenant.

SECTION 27: SURRENDER OF PREMISES:

On the last day or sooner termination of the term, or any extension term, Tenant shall quit and surrender the Premises broom clean, in good condition and repair (reasonable wear and tear excepted; provided that damage to the Premises (such as, but not limited to, walls, floors and ceilings) resulting from the specific business use of the Premises by Tenant shall not be considered ordinary wear and tear), together with all alterations, additions and improvements which may have been made in, on or to the Premises, except movable furniture or unattached movable trade fixtures put in at the sole expense of Tenant; provided, however, that Tenant shall ascertain from Landlord at least thirty (30) days before the end of the term whether Landlord desires to have the Premises or any part thereof restored to the condition in which it was originally delivered to Tenant, and if Landlord shall so desire, then Tenant, at its own cost and expense, shall restore the same before the end of the term. Tenant shall, on or before the end of the term, remove from the Premises all its property together with any alterations, additions and improvements, the removal of which is requested by Landlord, and any or all of such property not so removed shall, at Landlord’s option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant’s cost and expense, without further notice to or demand upon Tenant. If the Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant’s obligations under this Section shall survive the expiration or sooner termination of the term.

SECTION 28: RIGHT OF REDEMPTION:

Tenant waives any and all rights of redemption conferred by statute or otherwise, to the extent legally authorized, upon the expiration or sooner termination of the term or upon the entry of final unappealable judgment for recovery of possession through any action or proceeding.

SECTION 29: EFFECT OF UNAVOIDABLE DELAYS:

The provisions of this Section shall be applicable if there shall occur, during or prior to the term, any: (1) strike(s), lockout(s) or labor dispute(s); (2) inability to obtain labor or materials or reasonable substitutes therefor; or (3) Acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, or fire or other casualty, or other conditions similar to those enumerated in this item (3) beyond the reasonable control of Landlord or Tenant, or if Landlord or Tenant is delayed or impeded by acts of Tenant, its officers, employees, agents, servants and the like or by weather conditions. If either party shall, as a result of any such event, fail punctually to perform any Lease obligation, including, but not limited to, Landlord’s obligations set forth in Sections 5 and 6 hereof, (and as to Tenant under no circumstances shall there be by reason of any item set forth herein any extension of the time for any obligation of Tenant to pay the Base Rent and additional rent due under this Lease, or maintain the insurance as required by the terms of this Lease), then such obligation(s) shall be punctually performed as soon as practicable after such event shall abate. If either party shall, as a result of any such event, be unable to exercise any right or option within any time limit provided therefor in this Lease such time limit shall be deemed extended for a period equal to the duration of such event. Neither party shall under any circumstances be liable to the other party for any damages which may result from any such delays and neither shall have any right to cancel or terminate this Lease by reason of any such delay caused by an event in this paragraph.

SECTION 30: CONSENTS:

With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed any consent or approval; but Tenant’s sole remedy shall be an action or proceeding to enforce any such provisions, or for specific performance, injunction or declaratory judgment. Notwithstanding anything to the contrary contained in this Lease, except for Tenant’s obligations pursuant to Sections 27 and 45 of this Lease for Tenant shall remain fully liable, neither party shall be liable to the other for any lost profits, incidental, special, exemplary, punitive, indirect or other consequential damages.

SECTION 31: TENANT’S SECURITY:

Tenant hereby deposits with Landlord the sum of four hundred sixty-two thousand and 00/100 Dollars as security for the full and faithful performance and observance by Tenant of each and every term, provision and condition of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease beyond applicable notice and cure periods, including, but not limited to the payment of Base Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited for the payment of any Base Rent and additional rent in default or any other sum which Landlord may reasonably expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency may accrue before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall comply with all of the terms, provisions, covenants and conditions of this Lease within applicable notice and cure periods, the security or any balance thereof shall be promptly returned to Tenant after the date fixed as the end of this Lease and after delivery of entire possession of the Premises to Landlord. Landlord shall not be required to maintain the security in an interest-bearing account, however if the security is maintained in an interest-bearing account, such interest, less the legal administration fee, shall be payable to Tenant. In the absence of evidence satisfactory to Landlord of any assignment of the right to receive the security, or the remaining balance thereof, Landlord may return the security to the original Tenant, regardless of one or more assignments of the Lease itself. In the event of a sale, or leasing, subject to this Lease, Landlord shall have the right to transfer the security to the vendee or lessee and, following such transfer, Landlord shall be considered released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of the security and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord. No holder of a mortgage to which the Lease is subordinate shall be responsible in connection with the security deposited hereunder, by way of payment of rents, or otherwise, unless such mortgagee shall have received the security deposited hereunder. Tenant further covenants that it will not assign, mortgage, encumber or attempt to assign, mortgage, or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, mortgage, attempted assignment or attempted encumbrance.  It is expressly understood and agreed that the issuance of a warrant and the re-entering of the Premises by Landlord for any default on part of Tenant prior to the expiration of the term, or any extension thereof, shall not be deemed such a termination of this Lease as to entitle Tenant to the recovery of security; that any unapplied portion of such deposit shall be retained and remain in possession of Landlord until the end of term.

SECTION 32: TENANT’S CERTIFICATE:

Each party shall, without charge to the other party, at any time and from time to time (but in no event more than once per year) within ten (10) business days after written request, certify by written instrument, duly executed, acknowledged and delivered, to any mortgagee, assignee of any mortgagee or purchaser, or any proposed mortgagee, proposed assignee of any mortgagee, or proposed purchaser, or any other person, firm, or corporation specified by the requesting party:

A.	That this Lease is unmodified and in full force and effect (or, if there has been modifications, that the same is in full force and effect as modified and stating the modifications); and
B.

Whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant or Landlord to be performed or complied with (and, if so, specifying the same); and

C.	The dates, if any, to which the Rental(s) and other charges hereunder have been paid in advance; and
D.	The termination date of the Lease; and
E.	The amount of Base Rent currently being paid by Tenant; and
F.	The amount of security deposited hereunder; and
G.	That there are no options or rights other than as may be set forth in the Lease; and
H.	Such other and further items as may reasonably be required by Landlord, any mortgagee or any proposed assignee.

If either party fails to deliver said estoppel certificate as required, the other party may give the non-providing party an additional five days notice requesting said certificate. If such party fails to deliver the estoppel certificate within five days of such second notice, such failure to deliver such estoppel certificate within the required time, or failure of any such statement to contain the required certifications, shall be conclusive upon the non-delivering party that this Lease is in full force and effect without any modification and that there are no defaults, or such items not certified to are as set forth in this Lease, as the case may be.

Tenant further agrees that upon written request of Landlord, only in connection with a prospective sale or finance or refinance and in no event more than once per year Tenant will furnish to Landlord and to prospective mortgagees of the property such financial statements and information as such prospective mortgagees may reasonably request.

Tenant shall also furnish to Landlord and any mortgagee, within ninety (90) days after the end of each fiscal year of the Tenant, a statement, certified to be true by Tenant, that there have been no material adverse change in its financial condition from the prior year.

If an institution furnishing or intending to furnish a mortgage on the Premises shall require a de minimus change or changes in this Lease as a condition of such financing Tenant shall agree to such de minimus change so long as same does increase Tenant’s obligations or liabilities, or decrease Tenant’s rights hereunder

SECTION 33: WAIVER OF TRIAL BY JURY:

Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage. It is further mutually agreed that in the event Landlord commences any summary proceedings for non-payment of any Base Rent and additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, except that Tenant shall not be prohibited from interposing any compulsory counterclaim.

SECTION 34: QUIET ENJOYMENT:

Landlord covenants that upon Tenant paying the rental(s) and performing and observing all Tenant’s other Lease obligations within applicable notice and cure periods, Tenant may peaceably and quietly have, hold and enjoy the Premises for the term hereof, subject and subordinate as provided in this Lease.

SECTION 35: SOLE BROKER:

Each party hereby covenants, warrants and represents to the other party that there was no broker other than Premier Commercial Real Estate, LLC (hereinafter referred to as the “Broker”) instrumental in consummating this Lease, and that no conversations or prior negotiations were had with any broker other than Broker concerning the renting of the Premises. Each party agrees to hold the other party harmless against any commissions, claims, costs, expenses, demands, suits, causes of actions or liability whatsoever, including reasonable attorney’s fees, with respect to finder’s or brokerage fees or commissions arising out of transactions contemplated by this Lease asserted against Landlord by any other broker or finder. Landlord shall pay the Broker a commission pursuant to a separate agreement between Landlord and Broker. In any action by another broker for a commission based upon a breach by Tenant of its covenants, warrantys and representations herein, such broker shall look solely to Tenant for payment of any commission that may be due and Landlord shall have no responsibility to such broker for commissions based upon Tenant’s breach of its covenants, warrantys and representations contained herein. The representations contained in this section shall survive the termination of this Lease.

SECTION 36: ATTORNEY’S FEES:

In the event that Landlord institutes or is made a party to:

(a)summary or other proceedings to recover possession of the Premises (including if Tenant remains in Premises at the expiration or sooner termination of the term of this Lease); or

(b)a lawsuit to recover rent, additional rent or other payments due under the Lease; or

(c)a lawsuit to enforce or to recover damage for the breach of any of the terms of the Lease; or

(d)a lawsuit to determine the obligations of the Landlord and Tenant under the Lease; or

(e)any appearance by Landlord or its representatives at any of (a) - (d); or

it is specifically agreed that Tenant shall pay Landlord and/or Landlord shall be entitled to recover from Tenant, in addition to all items which Landlord may be entitled to recover in law or in equity, whether or not Landlord does recover any items, reasonable attorney’s fees, and the costs and disbursements of said proceeding or otherwise as set forth in (a) - (f) above. Said payment(s) shall be due as additional rent, and Landlord’s Petition and/or Pleading may make demand for payment of attorney’s fees as an amount currently due and owing to Landlord as of the date of the Petition and/or Pleadings without the necessity of any or further demand therefor or invoice for the same.

In the event Landlord shall recover possession of the Premises in any summary proceeding Tenant shall remain liable to Landlord under the Lease, and in addition to all other remedies available at law in equity or under the Lease, Landlord may seek damages for failure to pay rent under the Lease or failure to abide by the terms and conditions of the Lease.

SECTION 37: POLLUTION AND HAZARDOUS WASTE:

Landlord represents and warrants to Tenant that the Premises and the Building are currently free from any Hazardous Substances in excess of legal limits. Tenant agrees that no part of the Premises will be used in any way for, and Tenant shall not suffer, permit or allow the use of the Premises or any part thereof, either directly or indirectly, for treatment, preparation, generation, manufacture, use, refining, production, storage, maintenance, handling, transfer, transporting processing, disposal, burial, dispersal, release, or placement of any Hazardous Substance (as hereinafter defined), petroleum products, pollutants or contaminants, other than Customary Materials (but Tenant shall be liable for all Customary Materials as required in this Section 37). Tenant shall not release, suffer or permit the release of any Hazardous Substance, petroleum products, pollutants or contaminants onto the Premises or into the subsurface thereof or onto any property whatsoever, including without limitation, surface water and ground waters unless in compliance with all applicable law(s), permit(s), order(s), or other valid governmental approval(s), whether now in effect or hereafter enacted. Tenant shall not install, nor cause the installation of, any underground storage tank(s) at the Premises. Furthermore, Tenant shall not cause or permit to occur any violation of any federal, state or local law, ordinance, regulation or order now or hereafter enacted, related to environmental conditions on, under or about the Premises, or arising from Tenant’s use or occupancy of the Premises, including, but not limited to, soil and ground water conditions. Tenant shall, at Tenant’s own expense, comply with all laws regulating the treatment, preparation, generation, manufacture, use, refining, production, storage, maintenance, handling, transfer, transporting processing, disposal, burial, dispersal, release, or placement of any Hazardous Substance, petroleum products, pollutants or contaminants. Furthermore, Tenant shall, at Tenant’s own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities under all present and future laws with respect to Tenant’s use and occupancy of the Premises. Tenant shall immediately notify Landlord in writing of any release or discharge of any Hazardous Substance, petroleum products, pollutants or contaminants, whether or not the release or discharge is in quantities that would require under law the reporting of such release or discharge to any governmental or regulatory agency. Tenant shall provide all information regarding the treatment, preparation, generation, manufacture, use, refining, production, storage, maintenance, handling, transfer, transporting, processing, disposal, burial, dispersal, release, or placement of any Hazardous Substance, petroleum products, pollutants or contaminants that is reasonably requested by Landlord. Tenant agrees to immediately provide Landlord with an exact copy of any notice, directive, request, demand or any other communication received by Tenant in connection with or relating to any matter or thing covered by this Section 37.

The term Hazardous Substance means, without limitation, any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, combustible, radioactive material, urea formaldehyde foam insulation, asbestos, PCB’s, chemicals known to cause cancer or reproductive toxicity, or any manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated, penalized by any and all federal, state, local, county, or municipal statutes, laws, or orders now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.), the Hazardous Materials Transportation Act ( 49 U.S. C. §§ 1801

et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §§ 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C.§§ 651 et seq.), as these laws have been or may be amended or supplemented, and any substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

Failure of Tenant to abide by all of the foregoing obligations shall be a default under this Lease which, if not cured within twenty (20) days of Landlord’s notice, or sooner if an emergency, dangerous, or hazardous condition exists in, at, on, upon or about the Premises, shall entitle Landlord to pursue all remedies available in law, at equity and/or under the Lease.

In addition, Tenant shall indemnify and save Landlord and its successors and assigns and their respective officers, directors, shareholders, partners, agents and employees and the Premises and the building of which the Premises are part, harmless against any and all claims, obligations, liabilities, violations, penalties, fines, suits, governmental orders, causes of actions, judgments, damages, costs and expenses, whether civil or criminal or both, of any and all kind or nature which result from or are in any way connected with a breach or default by Tenant of the foregoing agreement and/or which the Landlord may be subject in connection with any Hazardous Substance at the Premises, including ,without limitation, resulting from or in connection with the discharge, despoiler, release or escape of any Hazardous Substance, smoke, vapors, soot, fumes, acids, alkalis, toxic or hazardous chemicals, liquids or gases, volatile organics, waste materials or other irritants, contaminants or pollutants or otherwise at the Premises, or caused by or resulting from the use and operation of the Premises by Tenant, its successors and assigns and/or by reason of Tenant’s invitees, licensees, employees, officers, agents, servants, etc., in any case whether or not Tenant has complied with its obligations pursuant to this agreement. This indemnification and save harmless agreement shall also cover any and all liens for hazardous waste clean up expenses in favor of the United States, New York State, or any political subdivision thereof, including the County of Suffolk, Town of Islip, and any governmental department of any of the foregoing.

All payments due from Tenant hereunder shall be due and payable as additional rent within thirty (30) days of presentation of a statement therefor by Landlord.

This indemnification shall include, but not be limited to,

reasonable legal fees and other charges to which Landlord may be put, including cleanup costs, in defending against any action or proceeding in connection with the foregoing.

This indemnification and save harmless agreement shall survive the termination of this Lease.

SECTION 38: SURFACE AND SUBSURFACE SAMPLING BY TENANT:

Tenant shall have the right, within twenty (20) days from the date of this Lease, to conduct and complete surface and subsurface sampling of the soil at the premises, or otherwise conduct a “Phase I” environmental survey of the premises. Any such sampling and/or survey shall be at Tenant’s sole cost and expense. Said sampling and/or survey shall not be commenced by Tenant, or any of its officers, agents, servants, employees or contractors prior to written notice to Landlord, which notice shall set forth the extent of the proposed sampling and/or survey and by whom said sampling and/or survey shall be conducted and which notice shall also provide Landlord with evidence that public liability insurance as required by this Lease is in full force and effect, and that Workman’s Compensation, in statutory limits, is in full force and effect. Tenant agrees that promptly after the completion of said sampling and/or survey, the premises shall be returned to the condition that existed prior to the commencement of said sampling and/or survey, reasonable wear and tear excepted. Tenant shall indemnify and hold Landlord harmless, in accordance with the indemnity provisions of this Lease, by reason of said sampling and/or survey or in connection with any damage or injury (including death) to persons or property which result from said sampling and/or survey.

Tenant hereby agrees to provide Landlord with a true and complete copy of the results of said sampling and/or survey. Tenant agrees not to disclose the results of such sampling and/or survey to any person or entity without Landlord’s prior written consent (except to the extent required by applicable law). In the event such sampling and/or survey by Tenant discloses any toxic or hazardous substances in excess of legal limits, Landlord shall have no obligation or responsibility to Tenant for any damages whatsoever by reason thereof, and provided the same was not caused by Tenant’s use or occupancy of the premises, Tenant shall have the right to notify Landlord of its desire to terminate this Lease by reason of the existence of such hazardous or toxic substances in excess of legal limits by written notice to Landlord received by not later than twenty (20) days from the date of this Lease, which notice shall include a copy of the report of the results of the sampling and/or survey and shall set forth a date not less than twenty (20) days from the date of Tenant’s notice by which Tenant desires to terminate this Lease.

Notwithstanding any such notice from Tenant, this Lease shall remain in full force and effect if, prior to the date set forth in Tenant’s termination notice, Landlord notifies Tenant of its desire to remediate the condition at the premises, commences the remediation within such twenty (20) days period and thereafter continues diligently to prosecute the completion of such work.

In the event Landlord desires to allow this Lease to terminate in response to Tenant’s twenty (20) days notice, Landlord shall so notify Tenant and this Lease shall terminate on the date set forth in Tenant’s termination notice as if such date was the date originally set forth for the expiration of the term of this Lease and all obligations which were to survive the expiration or termination of the term of the Lease shall survive the termination of the Lease in accordance with this Section 38, and provided Tenant has removed any items placed in, on or about the premises and returned the premises to Landlord in accordance with the provisions of the Lease, Landlord agrees to return to Tenant the security deposit and first month’s Base Rent paid by Tenant on execution of this Lease.

SECTION 39: ADJACENT EXCAVATION-SHORING:

If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Premises during reasonable times upon reasonable prior notice for the purpose of doing such work as said person shall deem reasonably necessary to preserve the wall, the property, or the building of the Premises from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

SECTION 40: DEFINITION AND LIABILITY OF LANDLORD:

A.The term “Landlord” as used in this Lease means only the owner in fee or the mortgagee in possession for the time being of the Premises, so that in the event of any transfer of said fee title, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder and it shall be deemed without further agreement between the parties and such grantee(s) that the grantee has assumed and agreed to observe and perform all obligations of Landlord hereunder.

B.It is specifically understood and agreed that there shall be no personal liability on Landlord in respect to any of the covenants, conditions or provisions of this Lease. This exculpation of personal liability shall be absolute and without any exception whatsoever. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Premises (or if Tenant has obtained a judgment against Landlord, the proceeds from any sale, rental, casualty or condemnation award after the date of such judgment) for the satisfaction of Tenant’s remedies. Tenant shall have no rights of lien, levy, execution or other enforcement proceedings against any other property or assets of Landlord. It is specifically understood and agreed that there shall be no personal liability on the members of the Tenant in respect to any of the covenants, conditions or provisions of this Lease (but the Tenant shall remain liable for all the terms, covenants and conditions of this Lease).

SECTION 41: RELATIONSHIP OF PARTIES:

Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Landlord and Tenant.

SECTION 42: NOTICES:

Except as may be provided by the Civil Practice Law & Rules or Real Property Actions and Proceedings Law, every notice, approval, consent or other communication authorized or required by this Lease shall not be effective unless served in writing and sent by United States certified mail, return receipt requested, or nationally recognized overnight courier, directed, if to Tenant to the address set forth on the first page of this Lease, and if to Landlord, at the address set forth on the first page of this Lease, or such other address as either Tenant or Landlord may designate, from time to time, by notice given as provided herein.

Notwithstanding anything contained herein, all pleadings, petitions, notices of petitions, notices, summonses or other documents in connection with any litigation, proceeding or hearing in connection with this Lease shall be valid and effective provided the same is served in compliance with the statutory requirements governing such litigation, proceeding or hearing.

Each and all of the rental(s) payable by Tenant to Landlord under any of the provisions of this Lease shall be paid to Landlord at the same place where a notice to Landlord is herein required to be directed. If either party shall properly exercise any option or election herein given to terminate this Lease, the term shall expire and come to an end on the date properly specified in the notice of termination with the same force and effect as if said date had been originally fixed herein as the expiration date of this Lease, except for the continuation of Tenant’s liability as set forth in Section 25 hereof.

SECTION 43: WAIVER:

One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be construed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. All checks tendered to Landlord as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Landlord of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent or as a consent by Landlord to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this Lease. No act or thing done by Landlord or Landlord’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord’s agent shall have the power to accept the keys of said premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the premises.

SECTION 44: MISCELLANEOUS DEFINITIONS:

A.Affiliate” means any person, firm, limited liability company, corporation or other entity, which controls or is controlled by the party in question, or is controlled by the same person(s), or firm(s) or corporation(s), or which is a member with such party in a relationship of joint venture, partnership or other form of business association which in any way affects the subject matter involved. The term “control” means the ownership of stock possessing, and of the right to exercise, at least fifty-one percent (51%) of the total combined voting power of all classes of stock of the controlled corporation issued, outstanding and entitled to vote for the election of directors, whether such ownership be direct or indirect through control of another corporation(s).

B.Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The Section headings used herein are for reference and convenience only. Each and every term and provision of this Lease which requires any performance (whether affirmative or negative) by Tenant shall be deemed to be both a covenant and a condition. The words “re-enter” and “re-entry” as used herein are not restricted to their technical legal meaning.

SECTION 45: EXPIRATION OF LEASE:

Tenant acknowledges that possession of the Premises must be surrendered to Landlord at the expiration or sooner termination of the term of this Lease. Tenant agrees to indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly rent and additional rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on the date of the expiration or sooner termination of the term of this Lease, then Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration or sooner termination of the term of this Lease, a sum equal to the aggregate of that portion of the Base Rent and additional rent which was payable under this Lease during the last month of the term hereof, same payable in advance on the first day of each month provided, however, if Landlord has executed a lease with a new tenant for the premises, or has issued or received a letter of intent (or similar document) to enter into a lease with a new tenant, (in either event Landlord shall provide copy of the same to Tenant), then Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the premises after the expiration or sooner termination of the term of this Lease, a sum equal to two times the aggregate of that portion of the Base Rent and additional rent which was payable under this Lease during the last month of the term hereof, same payable in advance on the first day of each month. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the term of this Lease. The provisions of this paragraph shall survive the expiration or sooner termination of the term of this Lease.

SECTION 46: UNDERSTANDING:

It is fully understood that Landlord and Tenant agree that this is a “net net net lease” and Tenant is to be fully responsible, liable and is to pay all taxes, fees, assessments, expenses, insurance, repairs both interior and exterior, nonstructural, and any other charges for the Premises, except to the extent expressly otherwise set forth in this Lease.

SECTION 47: JURISDICTION:

In any controversy concerning or related to this Lease or involving Landlord and Tenant under this Lease agreement, it is hereby agreed that the courts of the State of New York, in and for the County of Suffolk, be deemed the jurisdiction for purposes of any controversy involving the Lease herein and the laws of the State of New York shall be applicable. Tenant hereby further warrants and represents to Landlord that is authorized to do business in the State of New York and hereby submits to the jurisdiction of the courts of the State of New York.

SECTION 48: EXHIBITS:

Landlord and Tenant agree that all of the terms and conditions, restrictions and covenants contained in the following:

Exhibit A - Description of Premises

Exhibit B - not used

Exhibit C - Covenants and Restrictions

Exhibit D - Covenants and Restrictions

Exhibit E - Department of Health Letter

Exhibit F - Agency Compliance Agreement

are to be strictly adhered to and these Exhibits are to be attached hereto and made part hereof.

SECTION 49: AUTHORITY:

Each party warrants and represents to the other party that it is duly formed and in good standing, and has corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms.

SECTION 50: ENTIRE AGREEMENT:

No oral statement or prior written matter shall have any force or effect all of which shall merge herein and be superseded hereby. No waiver of any provisions of this agreement shall be effective unless in writing, signed by the waiving party. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease and expressly agrees to accept the Premises “as is”, subject to the terms and conditions of this Lease. This agreement shall not be modified except by a writing subscribed by all parties, nor may this Lease be cancelled by Tenant except with the written consent of Landlord, unless otherwise specifically provided herein. If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law. The submission by Landlord of the within Lease in draft form shall be deemed submitted solely for Tenant’s consideration and not for acceptance and execution. Such submission shall have no binding force or effect, shall confer no rights nor impose any obligations, including brokerage obligations, upon either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties. All captions herein are solely for convenience and shall not be given any legal effect. Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

Except as otherwise provided in this Lease, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and permitted assigns.

SECTION 51: Town of Islip Industrial Development Agency

Landlord advises Tenant as follows: (i) Landlord has obtained from the Town of Islip Industrial Development Agency (the “IDA”) assistance to construct the land and building known as 80 Wilshire Boulevard, Edgewood, New York (“80 Wilshire Boulevard”), (ii) in connection with such assistance, among other things, Landlord has (a) leased 80 Wilshire Boulevard to the IDA and the IDA has subleased 80 Wilshire Boulevard to Landlord, and as a result thereof this Lease shall be a sublease of Landlord’s lease with the IDA, and (b) entered into a Payment In Lieu of Tax Agreement (“PILOT Agreement”) with the IDA, and other agreements with the IDA; (iii) that Landlord’s lease with the IDA requires that: (x) this Lease between Landlord and Tenant contain a provision requiring Tenant to comply with the provisions of the lease between Landlord and the IDA applicable to Tenant, and (y) that Tenant enter into a Tenant Agency Compliance Agreement with the IDA, a form of which agreement is attached hereto as Exhibit “F”. Tenant understands and acknowledges the foregoing, and that as a result of the assistance Landlord will receive from the IDA Tenant will be receiving a benefit, among other things, in that Tenant’s obligation to pay real estate taxes shall be as set forth in Article 4 of this Lease.

Tenant agrees that it shall comply with the provisions of the lease between Landlord and the IDA applicable to Tenant, and further, upon request from Landlord, Tenant shall execute and deliver the Tenant Agency Compliance Agreement attached hereto as Exhibit “F”, and provide such information with respect to the number of Tenant’s employees employed at the Premises, and such other information as may be required by the IDA, as and when required by the IDA, and otherwise comply with Tenant’s obligations under the Tenant Agency Compliance Agreement. Tenant further agrees that, notwithstanding anything that may be contained in any agreement between the Landlord and the IDA: (i) Tenant’s obligations shall be as set forth in this Lease, (ii) Tenant shall pay to Landlord the Base Rent and additional rent as set forth in this Lease, and (iii) Tenant agrees to pay all Real Estate Taxes (or payments in lieu thereof) in accordance with Article 4 of this Lease.

Tenant further agrees that because this Lease shall become a sublease of the lease between Landlord and the IDA, the following shall be applicable:

(1)The term of this Lease shall be as set forth in this Lease, except, notwithstanding anything contained or implied herein, for the sole purpose of maintaining the status of this Lease as a sublease of the lease between Landlord and the IDA for the term of the lease between Landlord and the IDA, and not as an assignment of such lease, the status of this Lease as a sublease shall be deemed to expire or terminate one day prior to the date that the lease between Landlord and the IDA expires or terminates for any reason whatsoever, and, except for termination of this Lease in accordance with its terms, immediately upon such termination of the lease between the Landlord and the IDA, without any further action or agreement being required, this Lease shall revert to the lease relationship existing between Landlord and Tenant prior to the execution of the lease between Landlord and the IDA for the remainder of the term thereof as set forth in this Lease and shall be valid, binding and enforceable as written in accordance with its terms. The parties hereto expressly acknowledge and agree that the immediately preceding sentence has been inserted herein to evidence their intent that this Lease shall be a sublease and not an assignment of this Lease for the term of the lease between Landlord and the IDA.

(2)Tenant hereby expressly acknowledges and agrees that nothing contained or implied in the lease between Landlord and the IDA, the PILOT Agreement, or any other agreement in connection therewith, nor any lease or transfer of 80 Wilshire Boulevard shall be deemed, construed or implied in any respect to: (i) increase any obligations of Landlord with respect to the Premises, the Tenant and/or under this Lease, (ii) affect Tenant’s obligations under the Lease or give Tenant any further, greater or increased rights or remedies, nor permit Tenant to take any action with respect to the Premises or the Lease, other than Tenant has under the Lease, (iii) in the event or events any term or condition of the lease between Landlord and the IDA, or the PILOT Agreement, or any other agreement executed in connection therewith, requires any payment, performance, compliance, action, work, indemnity, or otherwise from the Landlord which obligation is that of the Tenant under this Lease, Tenant expressly agrees to promptly make or do such payment, performance, compliance, action, work, indemnity or otherwise, without any setoff, deduction or counterclaim whatsoever. Either concurrent with, or promptly after, any such payment, performance, compliance, action, work, indemnity or otherwise by Tenant, Tenant shall provide Landlord with evidence of any such payment, performance, compliance, action, work, indemnity or otherwise by Tenant. If Tenant fails to make any such payment or do any such performance, compliance, action, work, indemnity or otherwise, Landlord shall have all rights and remedies against Tenant as are or would be available to Landlord against Tenant under the Lease for a breach or default thereunder, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any costs, liabilities, expenses, losses, damages and the like which Landlord sustains, suffers, expends or incurs, or which Landlord may or might sustain, suffer, expend or otherwise incur, including Landlord’s attorneys’ fees, caused by, or resulting therefrom, including all causes of action, attorney fees and expenses incurred in defending or prosecuting any suits or actions which may arise as a result of any of the foregoing, or to enforce any of Tenant’s obligations in connection with the Tenant Agency Compliance Agreement.

(3)Tenant agrees to pay all Base Rent, additional rent, real estate taxes(or payments in lieu of taxes) and other charges as set forth in this Lease, and comply with and abide by all of the terms and conditions of this Lease, notwithstanding the leasing of the Premises to the IDA, or execution of, or anything contained or implied in the lease between Landlord and the IDA, the PILOT Agreement, and/or any other agreement executed in connection therewith. Tenant further agrees not to do, cause or suffer to be done, any act (whether by omission or omission) which would result in a breach of or default under any term, covenant, provision or condition of the lease between Landlord and the IDA, the PILOT Agreement, and/or any other agreement executed in connection therewith, or the Tenant Agency Compliance Agreement.

(4)Neither Tenant, nor its successors and assigns shall enter into any agreement which shall modify, surrender or merge this Lease. Any agreement made in contravention to the provisions of this paragraph shall be of no force or effect to Landlord. Furthermore, neither Tenant, nor its successors and assigns, shall take, suffer or permit the termination of the lease between Landlord and the Agency and/or this Lease, except as the lease between Landlord and the IDA and/or the Lease may be terminated in accordance with its terms.

(5)Tenant shall not assign this Lease nor sublet the Premises in whole or in part; and shall not permit Tenant’s interest in this Lease to be vested in any third party by operation of law, except as may be expressly provided in this Lease.

(6)This Lease is subject and subordinate to the lease between Landlord and the IDA.

(7)In the event at any time the lease between the Landlord and the IDA or the PILOT Agreement is terminated, or expires in accordance with the terms thereof, for any reason whatsoever, notwithstanding anything contained or implied in this Lease, this Lease shall remain and be valid, binding, in full force and effect and enforceable in accordance with its terms, and the relationship and status between Landlord and Tenant shall, without any action, agreement, or notice on the part of Landlord being required, immediately revert to the relationship and status between Landlord and Tenant as it existed on the date immediately prior to the date Landlord subleased the building from the IDA, as if the lease between the Landlord and the IDA, the PILOT Agreement, or any other agreement executed in connection therewith never existed, provided, however, if at such time Tenant is in default under the terms and conditions of this Lease beyond applicable notice and cure periods, Landlord shall have the right to pursue all remedies against Tenant by reason thereof. Notwithstanding the foregoing, in the event, at any time, Landlord, or any assignee or designee or Landlord, or any purchaser or purchasers of the building, or any mortgagee or mortgagees of the building request confirmation of the status of the relationship between Landlord and Tenant, Tenant agrees to promptly comply with such request.

(8)Tenant hereby expressly acknowledges, confirms, understands and agrees that Landlord has the sole and absolute right in its discretion at any time to terminate the lease between Landlord and the IDA, whether or not Landlord is in default under the lease between Landlord and the IDA, and whether or not this Lease is in full force and effect, and Tenant hereby consents to such right, and Landlord shall have no liability to Tenant as a result of the exercise thereof.

(9)Any payments required to be made by Tenant hereunder shall be paid without any setoff, deduction or counterclaim whatsoever, be deemed additional rent under this Lease, and, in the event or events of nonpayment of the same, Landlord shall be entitled to all rights and remedies available under this Lease for nonpayment of rent. Any performance required to be made by Tenant hereunder shall be deemed a performance required of Tenant under this Lease, and, in the event or events of nonperformance of the same, Landlord shall be entitled to all rights and remedies available under the Lease for nonperformance of the same. Failure by Tenant to comply with any of the terms and conditions of the Tenant Agency Compliance Agreement shall be deemed a default by Tenant under this Lease and in the event or events of nonperformance of the same, Landlord shall be entitled to all rights and remedies available under this Lease for nonpayment or nonperformance of the same.

(10)Tenant shall be responsible for all costs and expenses with respect to the IDA transaction, and any recapture payments for failure to comply with the terms of the IDA documents, and Tenant shall indemnify and hold Landlord harmless from and against all costs and expenses, including reasonable attorneys fees, that Landlord may incur.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands.

LANDLORD: 80 WILSHIRE BLVD. L.P.,
By: D & A OWNER’S CORP., general partner

By:	/s/ David Wolkoff
David Wolkoff, President

TENANT: PHARMAPACKS, LLC

By:	/s/ Andrew Vagenas
Andrew Vagenas, CEO